Exhibit 10.5

AS OF NOVEMBER 20, 2014

ANNEX X

“1940 Act” shall mean the United States Investment Company Act of 1940, as amended.

“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  The term “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.

“ACH” has the meaning assigned to such term in Section 34 of the Depositary Agreement.

“Act” has the meaning assigned to such term in Section 11.20 of the Liquidity Agreement.

“Additional Responsibilities” shall have the meaning assigned to such term in Section 35 of the Depositary Agreement.

“Adjusted Capitalization” means the sum of the Guarantor’s Consolidated Net Worth and the Guarantor’s consolidated Adjusted Net Debt.

“Adjusted EBITDA” shall mean the sum of the Guarantor’s and its consolidated Subsidiaries’ earnings (or losses) for any period, after all expenses and other proper charges, but before payment or provision for any income taxes or interest expense for such period and before depreciation, amortization and any other non-cash charges to earnings for such period determined in accordance with GAAP.

“Adjusted Invested Amount” shall mean, with respect to any Outstanding Series, the definition assigned to such term in the related Supplement.

“Adjusted Net Debt” shall mean, with respect to any Person on any date of determination, (a) the aggregate principal amount of Indebtedness of such Person on such date (including, without limitation, letter of credit obligations of such Person) minus (b) the sum of all cash, time deposits, marketable securities and Liquid Inventory of such Person on such date.

“Adjustment Amount” shall have the meaning assigned in subsection 2.05(a) of the Sale Agreement.

“Adjustment Payments” shall mean payments of Transfer Deposit Amounts.

“Administrative Agent” shall mean JPMorgan Chase in its capacity as the Administrative Agent under the Liquidity Agreement, together with any successors and permitted assigns.

“Affected Person” means a Liquidity Bank that is removed by BAFC as described in subsection 4.05(d) of the Liquidity Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Adjusted Invested Amount” shall mean, with respect to any date of determination, the sum of the Adjusted Invested Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Allocated Loan Amount” shall mean, with respect to any date of determination, the sum of the Allocated Loan Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Available Liquidity Commitment” means, as of any day, the lesser of (i) the Series 2000-1 Allocated Loan Amount and (ii) the Aggregate Liquidity Commitment.

“Aggregate Invested Amount” shall mean, at any date of determination, the sum of the Invested Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Liquidity Commitment” shall mean the aggregate of the Liquidity Commitments under the Liquidity Agreement.

“Aggregate Loan Amount” shall mean, with respect to any date of determination, the aggregate Principal Amount and accrued interest (or discount) of all Eligible Loans in the Trust at the end of the Business Day immediately preceding such date.

“Aggregate Target Loan Amount” shall mean, with respect to any date of determination, the sum of the Target Loan Amounts with respect to all Outstanding Series on such date of determination.

“Allocable Charged-Off Amount” shall have, with respect to any Series, the meaning assigned in subsection 3.01(e) of the Pooling Agreement and in any Supplement for such Series.

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“Allocable Recoveries Amount” shall have, with respect to any Series, the meaning assigned in subsection 3.01(e) of the Pooling Agreement and in any Supplement for such Series.

“Allocated Loan Amount” shall have, with respect to any Outstanding Series, the meaning assigned in the related Supplement for such Outstanding Series.

“Amendment Effective Date” shall mean November 20, 2014.

“Amortization Period” shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable L/C Percentage” shall mean the percentage set forth below based on the higher of the Applicable S&P Rating and the Applicable Moody’s Rating:

Rating	Percentage

BBB+/Baa1 or higher	10.0%
BBB/Baa2	12.5%
BBB-/Baa3 or lower	15.0%

“Applicable Insolvency Laws” shall mean with respect to any Person, any applicable bankruptcy, insolvency or other similar United States or foreign law now or hereafter in effect.

“Applicable Moody’s Rating” shall mean the senior long-term unsecured debt rating that Moody’s provides of (i) the Guarantor or (ii) if Moody’s does not provide such a rating of the Guarantor, then the Trust or (iii) if Moody’s does not provide such a rating of the Guarantor or the Trust, then BLFC.

“Applicable S&P Rating” shall mean the senior long-term unsecured debt rating that S&P provides of (i) the Guarantor or (ii) if S&P does not provide such a rating of the Guarantor, then the Trust or (iii) if S&P does not provide such a rating of the Guarantor or the Trust, then BLFC.

“Applicants” shall have the meaning assigned in Section 5.07 of the Pooling Agreement.

“Approved Currency” shall mean Dollars, Euro, Sterling and Yen.

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“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Liquidity Bank, (ii) an Affiliate of a Liquidity Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Liquidity Bank.

“Approving Person” has the meaning assigned to such term in Section 2 of the Depositary Agreement.

“Assessment Rate” shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in U.S. Dollars at the Administrative Agent’s domestic offices.

“Assigned Collateral” shall have the meaning assigned to such term in subsection 3.1(a) of the Security Agreement.

“Authenticating Representatives” has the meaning assigned to such term in Section 2 of the Depositary Agreement.

“Authorization Letter” has the meaning assigned to such term in Section 2 of the Depositary Agreement.

“Authorized Newspaper” shall mean the Wall Street Journal.  If such newspaper shall cease to be published, the Servicer, the Company (or the Servicer on behalf of the Company) or the Trustee shall substitute for it another newspaper in the United States customarily published at least once a day for at least five (5) days in each calendar week, of general circulation.

“Authorized Officer” means any Person who is an officer of BAFC authorized to act, and to give and receive instructions and notices, on behalf of BAFC with respect to all matters in connection with the Transaction Documents as certified by BAFC.

“Authorized Signatories” has the meaning assigned to such term in Section 2 of the Depositary Agreement.

“BAFC” means Bunge Asset Funding Corp., a Delaware corporation, and its successors and permitted assigns.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended.

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“Basel III” shall mean (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III:  A global regulatory framework for more resilient banks and banking systems”, “Basel III:  International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirements-rules text” published by the Basil Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“BFE” shall mean Bunge Finance Europe B.V., a company organized under the laws of the Netherlands, and its successors and permitted assigns.

“BFE Account” shall mean any account established by or for BFE, other than the Series 2003-1 Collection Subaccount (or any sub-subaccount thereof), for the purpose of depositing funds borrowed by BFE, any amounts paid pursuant to the Series 2003-1 VFC Certificate and all amounts received with respect to Hedge Agreements.

“BL” shall mean Bunge Limited, a company organized under the laws of Bermuda, and its successors and permitted assigns.

“BLFC” shall mean Bunge Limited Finance Corp., a Delaware corporation, and its successors and permitted assigns.

“BLFC Account” shall mean any account establish by or for BLFC, other than the Series 2002-1 Collection Subaccount (or any sub-subaccount thereof), for the purpose of depositing funds borrowed by BLFC, any amounts paid pursuant to the Series 2002-1 VFC Certificate and all amounts received with respect to Hedge Agreements.

“Board” shall mean the Board of Governors of the Federal Reserve system of the United States of America (or any successor).

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“BOA System” shall mean the Depositary’s “Bank of America, N.A. Money Market Issuance” service, as described in Exhibit D to the Depositary Agreement.

“BONY” shall mean The Bank of New York Mellon, a New York bank, and its successors and assigns.

“Book-Entry CP Note” shall mean Commercial Paper, the ownership and transfer of which may be made through book entries by DTC as described in the Depositary Agreement.  The aggregate of all Book-Entry CP Notes shall be evidenced by the Master Note.

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“Book-Entry Certificates” shall mean Certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11 of the Pooling Agreement; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Book-Entry Holders, such Investor Certificates shall no longer be “Book-Entry Certificates”.

“Borrowing” means the incurrence of a Liquidity Loan on a given date from the Liquidity Banks pursuant to Section 3.01 of the Liquidity Agreement.

“Bunge Finance” shall mean Bunge Finance Limited, a company organized under the laws of Bermuda, and its successors and permitted assigns.

“Bunge Finance North America” shall mean Bunge Finance North America, Inc., a Delaware corporation, and its successors and permitted assigns.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in the State of New York or in the city where the Corporate Trust Office is located, are authorized or obligated by law, executive order or governmental decree to be closed; provided that, when used in connection with the calculation of Certificate Rates which are determined by reference to the LIBOR Rate, “Business Day” shall mean any Business Day banks are open for dealings in dollar deposits in the London interbank market.

“Business Day Received” shall mean, except as otherwise set forth in the applicable Supplement, (i) with respect to funds deposited in the Collection Account (a) if funds are deposited in the Collection Account by 12:00 (Noon), New York City time, such day of deposit and (b) if funds are deposited in the Collection Account after 12:00 (Noon), New York City time, the Business Day immediately following such day of deposit and (ii) with respect to funds deposited in any Lock-Box Account, such day of deposit.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Cash Collateral Account” shall have the meaning assigned to such term in subsection 5.1(a) of the Security Agreement.

“Certificate” shall mean any certificate issued pursuant to a Supplement.

“Certificate Book-Entry Holder” shall mean, with respect to a Book-Entry Certificate, the Person who is listed on the books of the Clearing Agency, or on the books of a

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Person maintaining an account with such Clearing Agency, as the beneficial owner of such Book-Entry Certificate (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Rate” shall mean with respect to any Series and Class of Investor Certificates, the percentage interest rate (or formula on the basis of which such interest rate shall be determined) stated in the applicable Supplement.

“Certificate Register” shall mean the register maintained pursuant to subsection 5.03(a) of the Pooling Agreement providing for the registration of the Investor Certificates and transfers and exchanges thereof.

“Change in Law” has the meaning assigned to such term in Section 4.05(a) of the Liquidity Agreement.

“Change of Control” means the occurrence of any of the following:

(1)                                 the Guarantor becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the total voting power of the Voting Stock of the Guarantor then outstanding;

(2)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Guarantor; or

(3)                                 the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors.

“CHIPS” has the meaning assigned to such term in Section 34(a) of the Depositary Agreement.

“Citigroup” shall mean Citigroup Global Markets Inc., and its successors and assigns.

“Class” shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series as specified in the related Supplement.

“Clean-Up Call Repurchase Price” shall have the meaning assigned in subsection 9.02(a) of the Pooling Agreement.

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“Clearing Agency” shall mean each organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

“CoBank” shall mean CoBank, ACB, and it successors and assigns.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Accounts” shall have the meaning assigned to such term in subsection 3.1(a)(vi) of the Security Agreement.

“Collateral Agent” means The Bank of New York Mellon, in its capacity as Collateral Agent under the Security Agreement, together with any successors and assigns.

“Collateral Agent Expenses” means all Fees, Costs and Expenses of the Collateral Agent payable under the Security Agreement and, such fees as from time to time may be agreed to by BAFC, the Collateral Agent, the Administrative Agent and the Letter of Credit Agent.

“Collateral Agent Fee” shall have the meaning assigned to such term in Section 7.7 of the Security Agreement.

“Collection Account” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement, and shall include, without limitation, all subaccounts thereof.

“Collections” shall mean all collections and all amounts received in respect of the Purchased Loans transferred to the Trust, including Recoveries, Adjustment Payments, indemnification payments made by the Servicer, a Seller or the Company, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Purchased Loans and collections thereof (including, without limitation, collections evidenced by an account, note, instrument, letter of credit, security, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all “proceeds” of the Purchased Loans as defined in Section 9-102(a)(64) of the UCC as in effect in the State of New York).

“Commercial Paper” means the commercial paper issued or to be issued by BAFC, in the form of Exhibit A to the Depositary Agreement.

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“Commercial Paper Holder Obligations” means all indebtedness, obligations and liabilities, whether absolute, fixed or contingent, at any time owing by BAFC, to the holders of the outstanding Commercial Paper.

“Commercial Paper Account” shall mean the commercial paper account established pursuant to Section 3(a) of the Depositary Agreement.

“Commercial Paper Deficit” has the meaning ascribed to such term in subsection 3.01(a) of the Liquidity Agreement.

“Commercial Paper Holders” shall mean the holders of the Commercial Paper of the Issuer to be offered in the commercial paper markets.

“Commercial Paper Program Documents” shall mean, collectively, the Commercial Paper, the Liquidity Agreement, the Letter of Credit Reimbursement Agreement, the Security Agreement, the Depositary Agreement, the Placement Agency Agreement, and each other agreement or instrument issued or entered into in connection with any of the foregoing documents.

“Commitment Fee” shall have the meaning assigned in subsection 4.01(a) of the Liquidity Agreement.

“Company” shall mean Bunge Funding, Inc., a Delaware corporation, and its successors and permitted assigns.

“Company Collection Subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

“Company Exchange” shall have the meaning assigned in subsection 5.10(a) of the Pooling Agreement

“Company Obligations” shall mean all obligations owed by the Company for commissions, fees, expenses, indemnifications, principal (including but not limited to the Aggregate Invested Amount) or interest (including the interest and other claims accruing on or after the occurrence of an Insolvency Event, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other obligations and liabilities of every nature of the Company, from time to time owed to the Trustee, the Letter of Credit Agent, the Letter of Credit Banks, the Administrative Agent, the Liquidity Banks and the Investor Certificateholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or thereafter incurred, whether on account of commissions, principal, accrued and unpaid interest, incurred fees, indemnities, out-of-pocket costs or expenses (including, without limitation, all reasonable fees and disbursements of counsel) or otherwise which arise under any Transaction Document.

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“Company Subordinated Obligations” shall mean any Company Obligation or other liability designated as such in any Pooling and Servicing Agreement, each of which payment obligations and other liabilities shall (i) be subordinated and subject to the prior payment in full of all Company Unsubordinated Obligations then due, (ii) be made solely from funds available to the Company that are not required to be applied to Company Unsubordinated Obligations then due and (iii) not constitute a general recourse claim against the Company, but only a claim against the Company to the extent of funds available to the Company after satisfying all Company Unsubordinated Obligations then due.

“Company Unsubordinated Obligations” shall mean all Company Obligations and other liabilities of the Company under any Pooling and Servicing Agreement that are not designated as Company Subordinated Obligations.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Liquidity Bank” shall have the meaning assigned to such term in Section 4.03(b)(iv) of the Liquidity Agreement.

“Consolidated Net Worth” shall mean, the Net Worth of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, plus minority interests in Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who (1) was a member of such Board of Directors on the Amendment Effective Date; or (2) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director).

“Contract Rate Fees” means the Collateral Agent Expenses, fees payable to the Administrative Agent and the Liquidity Banks under the Liquidity Agreement, and to the Letter of Credit Agent and the Letter of Credit Banks under the Letter of Credit Reimbursement Agreement and the Letter of Credit Fee Letter, including, without limitation, the Letter of Credit Facility Fee; provided however that, Contract Rate Fees shall not include reimbursement for out-of-pocket expenses except with respect to the Collateral Agent Expenses.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which as of the Amendment

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Effective Date is: The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, NY 10286, attention: Global Structured Finance.

“CP Note” means a Book-Entry CP Note.

“Credit Enhancer” shall mean, with respect to any Series, that Person, if any, designated as such in the applicable Supplement.

“Credits Outstanding” shall mean, with respect to any date of determination, the result of (i) the Face Amount of Commercial Paper outstanding on such date plus (ii) the aggregate principal amount of and accrued interest on Liquidity Loans outstanding on such date minus (iii) amounts on deposit in the Commercial Paper Account, the Special Payment Account, any Collateral Account or the Series 2000-1 Collection Subaccount that are unconditionally available to repay the Face Amount of Commercial Paper and principal and interest on Liquidity Loans (or with respect to the Series 2000-1 Collection Subaccount, unconditionally available to repay principal and interest on the Series 2000-1 VFC Certificate which amounts are in turn unconditionally available to make such payments on the Commercial Paper and Liquidity Loans) in accordance with the terms of the Transaction Documents (provided, that any amounts on deposit in such accounts that represent amounts drawn on the Letter of Credit shall not reduce Credits Outstanding).

“Daily Report” shall mean a report prepared by the Servicer on each Business Day required pursuant to Section 4.01 of the Servicing Agreement, in substantially the form of Exhibit B attached to each Supplement.

“Declining Liquidity Bank” shall have the meaning assigned to such term in Section 4.03(b)(iv) of the Liquidity Agreement.

“Default” means a condition or event which but for the passage of time or the giving of notice or both would constitute an Event of Default; provided, however, that when such condition or event allows a period of time for an action or event to occur, any such condition or event shall not constitute a Default until passage of such period of time unless it is not reasonable to believe that such action or event will take place.

“Defaulted Loan” shall mean any Purchased Loan with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether by acceleration or otherwise) under the applicable Loan Note for a period of eight (8) days or more.

“Defaulting Liquidity Bank” shall mean any Liquidity Bank that (a) has failed to fund any portion of its Liquidity Loans required to be funded by it under the Liquidity Agreement within three (3) Business Days of the date required to be funded by it thereunder, (b) has notified BAFC or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under the Liquidity Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under the Liquidity Agreement (unless such writing or public statement indicates that such position is based on such

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Liquidity Bank’s good faith determination that a condition precedent to funding a Liquidity Loan under the Liquidity Agreement cannot be satisfied), (c) has otherwise failed to pay over to the Administrative Agent any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Liquidity Bank shall not become a “Defaulting Liquidity Bank” solely as a result of the acquisition or maintenance of an ownership interest in such Liquidity Bank or Person controlling such Liquidity Bank or the exercise of control over a Liquidity Bank or Person controlling such Liquidity Bank by a Governmental Authority or instrumentality thereof.

“Definitive Certificates” shall have the meaning assigned in Section 5.11 of the Pooling Agreement.

“Delinquent Loan” shall mean any Purchased Loan (i) with respect to which the related Obligor or the Guarantor has failed to make any payment due and owing (whether by acceleration or otherwise) under the applicable Loan Note for a period of at least one (1) day but not greater than seven (7) days or (ii) as to which an Insolvency Event has occurred with respect to the related Obligor.

“Depositary” means Bank of America, N.A., in its capacity as Depositary under the Depositary Agreement, together with any successors and assigns.

“Depositary Accounts” mean, collectively the Commercial Paper Account and the Special Payment Account.

“Depositary Agreement” shall mean that certain Sixth Amended and Restated Issuing, Paying and Depositary Agreement, dated as of November 17, 2014, entered into between the Depositary and BAFC, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Depositary Authorization Letter” means that certain Depositary Authorization Letter, from time to time executed by the Depositary and delivered to BAFC pursuant to Section 2 of the Depositary Agreement.

“Depositary Fee” has the meaning assigned to such term in Section 26 of the Depositary Agreement.

“Depositary Termination Date” has the meaning assigned to such term in Section 17(b) of the Depositary Agreement.

“Depository” shall mean, with respect to any Series, the Clearing Agency designated as the “Depository” in the related Supplement.

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“Depository Agreement” shall mean, with respect to any Series an agreement among the Company, the Trustee and a Clearing Agency, in a form reasonably satisfactory to the Trustee and the Company.

“Depository Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Persons” has the meaning assigned to such term in Section 2 of the Depositary Agreement.

“Designated Obligors” shall mean BL and the Subsidiaries of the Guarantor set forth on Schedule I hereto (and their successors) and any other Subsidiaries of the Guarantor designated by the Guarantor from time to time that satisfy the conditions set forth in the definition of “Eligible Obligor” and are acceptable to the Administrative Agent.  Notwithstanding the immediately preceding sentence, with the prior written consent of the Majority Liquidity Banks and of Investor Certificateholders evidencing more than 50% of the Invested Amount of any Series (which consent in each case shall not be unreasonably withheld), the Guarantor may from time to time identify BL and certain Subsidiaries that shall not be classified as Designated Obligors.

“Distribution Date” shall mean, except as otherwise set forth in the applicable Supplement, the 15th day of the month, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Documentation Agent” shall mean, collectively, BNP Paribas and The Bank of Tokyo Mitsubishi UFJ, Ltd. in their capacities as the Documentation Agents under the Liquidity Agreement, together with any successors and permitted assigns.

“Dollar Equivalent” means on any date of determination, with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Rate of Exchange with respect to such currency.

“Dollars”, “U.S. Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under and pursuant to the banking laws of the State of New York, and a “clearing agency” registered pursuant to Section 17(a) of the Securities and Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder, whose principal office is located at 55 Water Street, New York, New York 10041, until a successor Person shall have become the clearing agency and thereafter “DTC” shall mean such successor Person.

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“Early Amortization Event” shall have, with respect to any Series, the meaning assigned in Section 7.01 of the Pooling Agreement (without taking into account any Supplements) and in any Supplement for such Series.

“Early Amortization Period” shall have, with respect to any Series, the definition assigned to such term in Section 7.01 of the Pooling Agreement (without taking into account any Supplements) and in any Supplement for such Series.

“Early Termination” shall have the meaning assigned in Article VII of the Sale Agreement.

“ECI Holder” shall mean any holder of an Exchangeable Company Interest, but only to the extent of such Exchangeable Company Interest.

“EDGAR” shall mean the Electronic Data-Gathering, Analysis and Retrieval system, which performs automated collection, validation, indexing and forwarding of submissions by Persons who are required by law to file forms with the U.S. Securities and Exchange Commission.

“Effective Date” shall mean August 25, 2000.

“Eligible Institution” shall mean a depositary institution or trust company (which may include the Trustee and its Affiliates) organized under the laws of the United States of America or any one of the States thereof or the District of Columbia; provided, however, that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) the unsecured and uncollateralized debt obligations of such depositary institution or trust company are rated in one of the two highest long-term or short-term rating categories by each Rating Agency and (iii) such depositary institution or trust company has a combined capital and surplus of at least $100,000,000.

“Eligible Investments” shall mean any book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)                                 direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any OECD Country;

(b)                                 Federal funds, demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America, any state thereof (or any domestic branch of a foreign bank) or any OECD Country and subject to supervision and examination by federal, state or foreign banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company)

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thereof shall have a credit rating from each of the Rating Agencies rating such investment in the highest investment category granted thereby;

(c)                                  commercial paper rated, at the time of the investment or contractual commitment to invest therein, in the highest rating category by each Rating Agency rating such commercial paper;

(d)                                 investments in money market funds (including funds for which the Trustee or any of its Affiliates is investment manager or adviser) rated in the highest rating category by each Rating Agency rating such money market fund (provided that, if such Rating Agency is S&P, such rating shall be AAAm);

(e)                                  bankers acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)                                   repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America, any OECD Country or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or such OECD Country, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; or

(g)                                  any other investment upon satisfaction of the Rating Agency Condition with respect thereto.

“Eligible Loan” shall mean, as of any date of determination, each Loan owing by an Eligible Obligor that as of such date satisfies the following eligibility criteria:

(a)                                 it is not a Defaulted Loan or a Delinquent Loan;

(b)                                 at such date of determination, the Sale Agreement has not been terminated as to the related Seller;

(c)                                  it does not contravene any applicable law, rule or regulation and the applicable Seller is not in violation of any law, rule or regulation in connection with it, in each case which in any way renders such Loan unenforceable or would otherwise impair in any material respect the collectability of such Loan;

(d)                                 it is an “eligible asset” as defined in Rule 3a-7 under the 1940 Act;

(e)                                  all required consents, approvals, authorizations or notifications necessary for the creation and enforceability of such Loan and the effective assignment and sale thereof by the applicable Seller to the Company and by the Company to the Trust shall have been obtained or made with respect to such Loan;

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(f)                                   the applicable Seller is not in default in any material respect under the terms of the Loan Documents related to such Loan;

(g)                                  all right, title and interest in such Loan has been validly sold by the applicable Seller to the Company pursuant to the Sale Agreement;

(h)                                 (i) the Company or the Trust (with respect to Loans sold by the applicable Seller to the Company and thereafter by the Company to the Trust) will either have legal and beneficial ownership therein or a first priority perfected security interest therein free and clear of all Liens other than Permitted Liens and Trustee Liens and (ii) such Loan has been the subject of a valid transfer from the applicable Seller to the Company (with respect to transfers under the Sale Agreement) or from the Company to the Trust (with respect to transfers under the Pooling Agreement) or, alternatively, pursuant to the Pooling Agreement, the subject of the grant of a first priority perfected security interest therein to the Trust free and clear of all Liens other than such Permitted Liens and Trustee Liens;

(i)                                     the Loan Documents related to such Loans expressly prohibit any offset, counterclaim or defense with respect to such Loan and it is not subject to any dispute in whole or in part;

(j)                                    it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

(k)                                 as of the date of purchase of such Loan, neither the applicable Seller nor the Company has (i) taken any action in contravention of the terms of any Transaction Document that would impair the rights of the Trustee or the Investor Certificateholders therein or (ii) failed to take any action required to be taken by the terms of any Transaction Document that was necessary to avoid impairing the rights therein of the Trustee or Investor Certificateholders with respect to such Loans;

(l)                                     as of the date of purchase of such Loan, each of the representations and warranties made in the Sale Agreement by the applicable Seller with respect to such Loan is true and correct in all material respects;

(m)                             at the time such Loan was sold by the applicable Seller to the Company under the Sale Agreement, no Insolvency Event had occurred with respect to such Seller;

(n)                                 it is not subject to or is payable net of any withholding taxes of any applicable jurisdiction or political subdivision and is assignable free and clear of any sales or other tax, impost or levy;

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(o)                                 either (i) the Loan Documents related to such Loan do not expressly prohibit, or require consent to be obtained from the related Obligor in connection with, a sale, transfer, assignment or conveyance of such Loan, or (ii) if such consent is required the related Obligor has consented in writing in accordance with the terms of the Loan Documents and applicable laws;

(p)                                 it is denominated and payable only in an Approved Currency;

(q)                                 the obligations of the related Obligor under such Loan are senior to or pari passu with all other unsecured, unsubordinated Indebtedness of such Obligor;

(r)                                    the Loan Note related to such Loan constitutes an “instrument” (as defined in the UCC of the State of New York); and

(s)                                   it is payable upon demand of the applicable Seller or its assignees and does not have a maturity in excess of twenty (20) years.

“Eligible Obligor” shall mean, as of any date of determination, each Obligor in respect of a Loan that satisfies the following eligibility criteria:

(a)                                 it is a Designated Obligor;

(b)                                 it is not the subject of any voluntary or involuntary bankruptcy proceeding; and

(c)                                  it has not (i) failed to pay any amounts due and owing under any of its other Indebtedness or (ii) failed to observe or perform any covenant or agreement contained in any document related to any of its other Indebtedness to the extent such default caused or permitted an acceleration of such Indebtedness in an amount in excess of $5,000,000 in the aggregate.

“Eligible Successor Servicer” shall mean a Person which, at the time of its appointment as Servicer (i) is legally qualified and has the corporate power and authority to service the Purchased Loans transferred to the Trust, (ii) has demonstrated the ability to service a portfolio of similar Loans in accordance with high standards of skill and care in the sole determination of the Servicer and (iii) has a combined capital and surplus of at least $100,000,000; provided that no such Person shall be an Eligible Successor Servicer if it is a direct competitor of the Guarantor or its Subsidiaries.

“Enhancement” shall mean, with respect to any Series (i) the funds on deposit in or credited to any bank account (or subaccount thereof) of the Trust, (ii) any surety arrangement, any letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, currency swap or other contract, agreement or arrangement, in each case for the benefit of any Investor Certificateholders of such Series, as designated in the applicable Supplement and (iii) the subordination of one Class of Investor Certificates in a Series

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to another Class in such Series or the subordination of any Interest to the Investor Certificates of such Series.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereinafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting or arising from alleged or actual injury or threat of injury to the environment by reason of a violation of or liability arising under any Environmental Law.

“Environmental Laws” shall mean any and all Federal, state, local or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, the filing of an application for a minimum funding waiver with respect to a Plan, or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA) or the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the cessation of operations at a facility of the Guarantor or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Guarantor or any of its ERISA Affiliates from a Multiple Employer Plan

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during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303 (k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan which could result in the posting of a bond or other security; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; (i) a determination that any Plan is, or is expected to be, in “at risk” status, within the meaning of Section 430 of the Code; or (j) the receipt by the Guarantor or any of its ERISA Affiliates of a determination that a Multiemployer Plan is in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Euro” shall mean the single lawful currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to a treaty establishing the European Union (as amended from time to time).

“Event of Default” means (a) with respect to the Letter of Credit Reimbursement Agreement, the “Events of Default” specified in Section 2.11 thereof and (b) with respect to the Liquidity Agreement, the “Mandatory Liquidation Events” specified in Article VIII thereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned in subsection 5.10(a) of the Pooling Agreement.

“Exchange Notice” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned in subsection 5.10(a) of the Pooling Agreement.

“Exchange Register” shall have the meaning assigned in subsection 5.10(a) of the Pooling Agreement.

“Exchangeable Company Interest” shall have the meaning assigned in subsection 3.01(b) of the Pooling Agreement, may be represented by a Certificate and shall be exchangeable as provided in Section 5.10 of the Pooling Agreement.

“Excluded Taxes” shall mean any of the following Taxes imposed on, or required to be withheld or deducted from a payment to, the Administrative Agent, any Liquidity Bank, the Letter of Credit Agent, any Letter of Credit Bank, the Collateral Agent, the Trustee or any other recipient of payment to be made by or on account of any obligation of BAFC hereunder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Administrative Agent, such Liquidity Bank, the Letter of Credit Agent, such Letter of Credit Bank, the Collateral Agent, the Trustee or other recipient being organized under the laws of, or having its principal office or, in the case of a Liquidity Bank or a Letter of Credit Bank, its applicable lending office located in,

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the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Liquidity Bank or a Letter of Credit Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Liquidity Bank or such Letter of Credit Bank with respect to an applicable interest in a Liquidity Loan or a Letter of Credit pursuant to a law in effect on the date on which (i) such Liquidity Bank or Letter of Credit Bank acquires such interest in the Liquidity Loan or Letter of Credit or (ii) such Liquidity Bank or Letter of Credit Bank changes its lending office or location, except in each case to the extent that, pursuant to Section 4.06 of the Liquidity Agreement or Section 2.10 of the Letter of Credit Reimbursement Agreement, amounts with respect to such Taxes were payable either to such Liquidity Bank’s or Letter of Credit Bank’s assignor immediately before such Liquidity Bank or Letter of Credit Bank became a party to the Liquidity Agreement or the Letter of Credit Reimbursement Agreement or to such Liquidity Bank or Letter of Credit Bank immediately before it changed its lending office, (c) Taxes attributable to the failure by a Liquidity Bank or Letter of Credit Bank to comply with Sections 4.06(e), 4.06(f) or 4.06(g) of the Liquidity Agreement or Section 2.10(e), 2.10(f) or 2.10(g) of the Letter of Credit Reimbursement Agreement, as applicable, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean Executive Order No. 13224 of September 23, 2011 — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.

“Exiting Bank” has the meaning assigned to such term in subsection 4.03(c)(ii) of the Liquidity Agreement.

“Exiting Letter of Credit Bank(s)” shall have the meaning assigned to such term in subsection 2.01(d) of the Letter of Credit Reimbursement Agreement.

“Exiting Letter of Credit Bank Draw” shall have the meaning assigned to such term in subsection 2.01(d) of the Letter of Credit Reimbursement Agreement.

“Exiting Loan” has the meaning assigned to such term in subsection 4.03(c)(ii) of the Liquidity Agreement.

“Face Amount” means, when used with respect to the Commercial Paper, the amount due at maturity of such Commercial Paper.

“FATCA” shall mean (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable to and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or (b) any treaty, law or regulation of any jurisdiction other than the United States adopted pursuant to an intergovernmental agreement between the United States and such other jurisdiction, which facilitates the implementation of any law or regulation referred to in paragraph (a) above.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Government Obligor” shall mean the United States Federal government or any subdivision thereof or any agency, department or instrumentality thereof.

“Fees, Costs and Expenses” means, with respect to the relevant Person, all amounts charged for services rendered and all amounts advanced or expended by such Person for the account of the Company or BAFC payable under any Transaction Document(s): including, without limitation, all out-of-pocket costs and expenses (excluding expenses solely attributable to administrative overhead) at any time and from time to time incurred by such Person in connection with the enforcement of or preservation of any right under such Transaction Document(s) (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by such Person in connection therewith); any other out-of-pocket costs and expenses payable by the Company and BAFC to such Person under or in connection with such Transaction Document(s); and all indemnities, increased costs, capital requirements and taxes at any time and from time to time owed to or payable by such Person under or in connection with such Transaction Document(s).

“First Extension Liquidity Commitment Expiration Date” shall mean the date falling twelve (12) Months after the Original Liquidity Commitment Expiration Date, or if such day is not a Business Day, the preceding Business Day.

“First Liquidity Commitment Anniversary” shall mean the date falling twelve (12) Months after the Amendment Effective Date.

“First Liquidity Commitment Extension Request” has the meaning assigned to such term in Section 4.03(b)(i) of the Liquidity Agreement.

“Force Majeure Delay” shall mean, with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer which delays, prevents or prohibits the Servicer’s delivery of Daily Reports and/or Monthly Settlement Statements, including, without limitation, acts of God, or the elements and fire, but shall not include strikes; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Company, the Trustee, the Letter of Credit Agent (if applicable) and the Administrative Agent (if applicable) written notice thereof as soon as reasonably possible after the beginning of such delay.

“Fractional Undivided Interest” shall mean a fractional undivided interest, which, with respect to any Investor Certificate, can be expressed as a percentage of the interest in the Trust Assets represented by the Series or Class in which it was issued by taking the percentage

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equivalent of a fraction the numerator of which is the principal amount of such Investor Certificate and the denominator of which is the aggregate principal amount of all Investor Certificates of such Series or Class.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“General Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary corporate action on the part of the Servicer, the Company, a Seller or BAFC, as the case may be, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Servicer, the Company, a Seller or BAFC, as the case may be, enforceable in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity), (iii) such action does not violate any Requirement of Law or require any consent or filing thereunder, (iv) such action does not result in a breach of, or default under any contractual obligation, or creation of any Lien, pursuant thereto and (v) any condition precedent to any such action specified in the applicable agreement, if any, has been complied with, which opinion in the case of clauses (iv) or (v) may, to the extent that such opinion concerns questions of fact, rely on a Responsible Officer’s certificate with respect to such questions of fact.

“Governmental Authority” shall mean any nation or government, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or

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determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the owner of the primary obligation in good faith.

“Guarantor” shall mean BL.

“Guaranty” shall mean the Eighth Amended and Restated Guaranty, dated as of November 20, 2014, by the Guarantor to the Letter of Credit Agent (for the benefit of the Letter of Credit Banks), the Administrative Agent (for the benefit of the Liquidity Banks), the Collateral Agent and the Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Guaranty Obligations” has the meaning ascribed to such term in Section 2 of the Guaranty.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over the Guarantor or its Subsidiaries and the manufacturing, trading or extraction of which constitutes a material portion of the business of the Guarantor or any of its Subsidiaries.

“Hedge Agreements” shall mean all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations either generally or under specific contingencies.

“Hedge Termination Amounts” shall mean, as the context requires, (i) with respect to Series 2002-1, all amounts (a) due and owing by BLFC or (b) received by BLFC, in each case in connection with the termination of a Hedge Agreement entered into by BLFC and (ii) with respect to Series 2003-1, all amounts (a) due and owing by BFE or (b) received by BFE, in each case in connection with the termination of a Hedge Agreement entered into by BFE.

“Holders” shall mean any or all of the Investor Certificateholders and the holders of the Exchangeable Company Interest.

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“Impacted Interest Rate” shall have the meaning assigned in the definition of “LIBOR Rate”.

“Indebtedness” shall mean as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (h) all guarantees by such Person of Indebtedness of others (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indemnified Person” shall have the meaning assigned in Section 10.18 of the Pooling Agreement.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of BAFC or the Guarantor under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Public Accountants” shall mean, with respect to any Person, any independent certified public accountants of nationally recognized standing, or any successor thereto, (who may also render other services to the Company, the Servicer or a Seller); provided that such firm is independent with respect to such Person within the meaning of Rule 2-01(b) of Regulation S-X under the Securities Act.

“Ineligibility Determination Date” shall have the meaning assigned in subsection 2.05(a) of the Pooling Agreement.

“Ineligibility Event” shall have the meaning assigned in subsection 2.05(a) of the Sale Agreement.

“Ineligible Purchased Loan” shall (i) as used in the Sale Agreement, have the meaning specified in subsection 2.05(a) of the Sale Agreement, and (ii) as used in all other Transaction Documents, have the meaning specified in subsection 2.05(a) of the Pooling Agreement.

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“Initial Invested Amount” shall have, with respect to any Series, the meaning specified in the related Supplement for such Series.

“Insolvency Event” shall mean, with respect to any Person, (i) a court having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under Applicable Insolvency Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal, state or foreign law now or hereafter in effect and shall not be stayed; (ii)(A) an involuntary case is commenced against such Person under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of the property of such Person, shall have been entered, an interim receiver, trustee or other custodian of such Person for all or a substantial part of the property of such Person is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Person, and (B) any event referred to in clause (ii)(A) above continues for 60 days unless dismissed, bonded or discharged; (iii) such Person shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by such Person of any general assignment for the benefit of creditors; (v) the inability or failure of such Person generally to pay its debts as such debts become due; or (vi) the Board of Directors (or the equivalent thereof) of such Person authorizes action to approve any of the foregoing.

“Instructions” shall have the meaning assigned to such term in subsection 5(b) of the Depositary Agreement.

“Interest” shall mean any interest in the Trust Assets issued pursuant to the Pooling Agreement or any Supplement.

“Interest Period” has the meaning given such term in subsection 3.01(h) of the Liquidity Agreement.

“Internal Operating Procedures Memorandum” shall mean the internal operating procedures memorandum prepared by the Trustee as set forth in Exhibit A attached to the Pooling Agreement.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Reuters LIBOR Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Reuters LIBOR Rate for the longest period for which the Reuters LIBOR Rate is available that is shorter than the Impacted Interest Period; and (b) the Reuters LIBOR Rate for the shortest

Annex - 25

period (for which that Reuters LIBOR Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Invested Amount” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Invested Percentage” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Investment” shall mean the making by the Company or a Seller of any advance, loan, extension of credit or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or the making by the Company or a Seller of any other investment in, any Person.

“Investment Earnings” shall have the meaning assigned in subsection 3.01(c) of the Pooling Agreement.

“Investor Certificateholder” shall mean the holder of record of, or the bearer of, an Investor Certificate.

“Investor Certificateholders’ Interest” shall have the meaning assigned in subsection 3.01(b) of the Pooling Agreement.

“Investor Certificates” shall mean the Certificates executed by the Company, as agent of the Trustee, and authenticated by or on behalf of the Trustee, substantially in the form attached to the applicable Supplement, but shall not include the Exchangeable Company Interest or any other Interest held by the Company.

“Issuance Date” shall mean, with respect to any Series, the date of issuance of such Series, or the date of any increase to the Invested Amount of such Series, as specified in the related Supplement.

“Issuer” shall mean BAFC.

“JPMorgan Chase” shall mean JPMorgan Chase Bank, N.A., a national banking association, and its successors and assigns.

“JPMorgan Chase Roles” shall have the meaning assigned in Section 9.15 of the Series 2000-1 Supplement.

“JPMS” shall mean J.P. Morgan Securities LLC, and its successors and assigns.

“L/C Expiration Date” shall mean (a) with respect to the initial L/C Expiration Date, November 12, 2015, or if such day is not a Business Day, the preceding Business Day and (b) with respect to subsequent L/C Expiration Dates, the last day of any extension of such date

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pursuant to Section 2.01(c) of the Letter of Credit Reimbursement Agreement, or if such day is not a Business Day, the preceding Business Day.

“L/C Termination Date” shall mean the earlier of (a) the L/C Expiration Date and (b) the date of receipt by the Letter of Credit Agent of a notice from the Administrative Agent in the form of Annex 2 to the Letter of Credit.

“Legal Rate” means the maximum rate of interest permitted to be charged by applicable law.

“Letter of Credit” means that certain irrevocable letter of credit issued by the Letter of Credit Banks as revised or amended from time to time pursuant to the terms of the Letter of Credit Reimbursement Agreement, and all permitted substitutes and replacements thereof.

“Letter of Credit Agent” means the party or parties from time to time acting as “Letter of Credit Agent” under the Letter of Credit Reimbursement Agreement.

“Letter of Credit Amount” shall mean, as of any day, (a) the Letter of Credit Commitment less (b) any amount previously drawn under the Letter of Credit and not reimbursed to the Letter of Credit Banks.

“Letter of Credit Bank” means each financial institution in its capacity as a “Letter of Credit Bank” under the Letter of Credit Reimbursement Agreement, together with any successors and permitted assigns.

“Letter of Credit Bank Breach” means a failure or refusal of a Letter of Credit Bank to honor a proper drawing under the Letter of Credit, or any other breach of its obligations under the Letter of Credit.

“Letter of Credit Commitment” shall mean an amount equal to the Applicable L/C Percentage of the Aggregate Liquidity Commitment as such amount may be increased or decreased from time to time pursuant to the Letter of Credit Reimbursement Agreement.

“Letter of Credit Commitment Share” shall mean the percent of the Letter of Credit Commitment attributable to each Letter of Credit Bank, as set forth from time to time on Schedule I to the Letter of Credit Reimbursement Agreement.

“Letter of Credit Disbursement” shall have the meaning assigned in Section 2.03 of the Letter of Credit Reimbursement Agreement.

“Letter of Credit Facility Fee” shall have the meaning assigned to such term in subsection 2.05(a) of the Letter of Credit Reimbursement Agreement.

Annex - 27

“Letter of Credit Fee Letter” shall mean any letter agreement between BAFC and the Letter of Credit Agent, which describes BAFC’s obligations to pay the Letter of Credit Facility Fee.

“Letter of Credit Obligations” means all indebtedness, obligations and liabilities, whether absolute, fixed or contingent, at any time owing by BAFC to the Letter of Credit Agent and the Letter of Credit Banks under the Letter of Credit Reimbursement Agreement and the Letter of Credit Fee Letter, including for this purpose, without limitation, the Letter of Credit Facility Fee, Repayment Amounts and any Fees, Costs and Expenses of the Letter of Credit Agent and the Letter of Credit Banks thereunder.

“Letter of Credit Reimbursement Agreement” shall mean the Seventh Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 20, 2014, among the Series 2000-1 Purchaser, the Letter of Credit Agent and the Letter of Credit Banks, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Letter of Representations” means that certain Letter of Representations, dated as of August 25, 2000, entered into between BAFC, JPMorgan Chase and DTC, as the same may at any time be modified or amended and in effect.

“LIBOR Liquidity Loan” means a Liquidity Loan bearing interest based on a LIBOR Rate in accordance with Section 3.03 of the Liquidity Agreement.

“LIBOR Rate” means, with respect to each day during each Interest Period pertaining to the Liquidity Loans, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in reasonable market size in Dollars for the number of days most closely approximating such Interest Period which appears on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with BAFC; in each case the “Reuters LIBOR Rate”) at approximately 11:00 A.M. (London time), two (2) Business Days prior to the beginning of the relevant Interest Period (or, in the case of any determination of ABR, on the day of determination); provided that in the event the Reuters LIBOR Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the “LIBOR Rate” shall mean for such Interest Period the Interpolated Rate at approximately 11:00 A.M. (London time), two (2) Business Days prior to the beginning of the Impacted Interest Period; provided further that if no Reuters LIBOR Rate shall be available at such time, the “LIBOR Rate” shall mean the arithmetic mean (rounded upwards to four decimal places) determined by the Administrative Agent of the respective rate per annum quoted by at least two (2)  Reference Banks at approximately 11:00 A.M. (London time) (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the Reference Banks to leading banks in the London interbank market of Dollar deposits in reasonable market

Annex - 28

size having a term most closely approximating number of days comprised in the related Interest Period and in an amount most closely approximating the aggregate principal amount of the Liquidity Loans of such Reference Banks to be outstanding during such Interest Period; provided further that if the LIBOR Rate shall be determined to be less than zero, such rate shall be deemed to be zero for the purposes of the Liquidity Agreement.  If any Reference Bank does not timely furnish such information, the Administrative Agent shall determine the LIBOR Rate on the basis of the information timely furnished by the remaining Reference Banks or Bank.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Lien Creation” shall mean the creation, incidence, assumption or suffering to exist by the Company, the Servicer or a Seller of any Lien upon the Purchased Loans, Related Property or the proceeds thereof.

“Liquid Inventory” shall mean, as to the Guarantor and its consolidated Subsidiaries at any time, its inventory at such time of commodities which are traded on any recognized commodities exchange, valued depending on the type of such commodity at either (a) the lower of cost or the market value at such time or (b) the market value at such time.

“Liquidation Event” shall have the meaning assigned to such term in Article VIII of the Liquidity Agreement.

“Liquidity Agreement” shall mean that certain Twelfth Amended and Restated Liquidity Agreement, dated as of November 20, 2014, entered into among BAFC, the Administrative Agent and the Liquidity Banks, as the same may at any time be modified or amended and in effect.

“Liquidity Bank Breach” means a failure or refusal of the Administrative Agent or a Liquidity Bank to make an advance properly requested under the Liquidity Agreement.

“Liquidity Bank Obligations” means all indebtedness, obligations and liabilities, whether absolute, fixed or contingent, at any time owing by BAFC to the Administrative Agent or the Liquidity Banks under the Liquidity Agreement, including, without limitation, the Liquidity Loan Obligations and any Fees, Costs and Expenses of the Administrative Agent or the Liquidity Banks thereunder.

“Liquidity Bank(s)” shall mean a financial institution or institutions now or hereafter a party to the Liquidity Agreement as a lender, together with their successors and permitted assigns; provided that such successors and permitted assigns must have short-term ratings of at least “A-1” by S&P and “P-1” by Moody’s.

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“Liquidity Commitment” shall mean the obligation of the Liquidity Banks to make Liquidity Loans in a maximum principal amount at any time outstanding equal to the amount set forth on Annex Y to the Liquidity Agreement, as such amount may from time to time be reduced pursuant to Sections 4.02 and 4.03 of the Liquidity Agreement.

“Liquidity Commitment Expiration Date” means the Original Liquidity Commitment Expiration Date or, in respect of Consenting Liquidity Banks (and replacement Liquidity Banks, if applicable), if the extension option under Section 4.03(b) of the Liquidity Agreement has been exercised, the First Extension Liquidity Commitment Expiration Date or the Second Extension Liquidity Commitment Expiration Date.

“Liquidity Commitment Extension Request” and “Liquidity Commitment Extension Requests” shall have the meaning assigned to such term in Section 4.03(b)(ii) of the Liquidity Agreement.

“Liquidity Facility Collateral” shall mean collectively, all of the Issuer’s right, title and interest in (i) the Letter of Credit Reimbursement Agreement, (ii) all amounts deposited in the Collateral Accounts related to drawings by the Administrative Agent under the Letter of Credit, (iii) all amounts deposited in the Reserve Account by BAFC pursuant to subsection 5.05(g) of the Liquidity Agreement and (iv) all proceeds, in cash or otherwise, of the Liquidity Facility Collateral described in the foregoing clauses (i), (ii) and (iii), all Liens with respect to such Liquidity Facility Collateral and all remedies and claims (whether in nature of indemnities, warranties, guaranties or otherwise) of the Issuer with respect to such Liquidity Facility Collateral, including without limitation, the right of the Issuer to bring suit to enforce its rights with respect to such Liquidity Facility Collateral, in any case whether now existing or hereafter arising.

“Liquidity Loan Notes” shall have the meaning assigned to such term in subsection 3.02(a) of the Liquidity Agreement.

“Liquidity Loan Obligations” shall mean the principal amount of, and interest accrued on, any Liquidity Loans by the Liquidity Banks to BAFC under the Liquidity Agreement.

“Liquidity Loan(s)” shall mean a loan or loans from the Liquidity Banks to BAFC pursuant to the Liquidity Agreement.

“Loan(s)” shall mean any and all loans or advances to or for the account of Eligible Obligors by a Seller, each as evidenced by Loan Note(s).

“Loan Assets” shall, as used in the Sale Agreement, have the meaning assigned in subsection 2.01(a) thereof.

“Loan Documents” shall mean each Loan Note, and each other document, certificate or instrument entered into or delivered in connection with a Loan.

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“Loan Note(s)” means the promissory notes, executed by any Obligor from time to time, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, which have been endorsed by such Obligor, to be payable to the order of the Trustee, for the benefit of the Holders.

“Loan Purchase Date” shall mean, with respect to any Purchased Loan, the Business Day on which the Company purchases such Purchased Loan from the applicable Seller and transfers such Purchased Loan to the Trust.

“Lock-Box Accounts” shall mean the accounts listed on Exhibit C to the Servicing Agreement, each in the name of the Company, and under the exclusive ownership, dominion and control of the Trustee.

“Lock-Box Agreement” shall mean an agreement between the Servicer, the Company, the Trustee (on behalf of the Investor Certificateholders) and the Lock-Box Bank in substantially the form of Exhibit D to the Servicing Agreement.

“Lock-Box Bank” shall mean each of the banks set forth on Exhibit C to the Servicing Agreement, and such banks as may be added thereto or deleted therefrom pursuant to subsection 2.03(d) of the Servicing Agreement.

“Majority Letter of Credit Banks” shall mean one or more Letter of Credit Banks whose aggregate Letter of Credit Commitment Share exceed 50% of the Letter of Credit Commitment.

“Majority Liquidity Banks” shall mean (i) Liquidity Banks having an aggregate Percentage of the Aggregate Liquidity Commitment greater than fifty percent (50%) or (ii) if the Aggregate Liquidity Commitment shall have been terminated, Liquidity Banks holding more than 50% of the aggregate outstanding Liquidity Loans.

“Mandatory CP Wind-Down Event” shall have the meaning assigned to such term in Section 8.02 of the Liquidity Agreement.

“Mandatory Liquidation Event” has the meaning ascribed to such term in Section 8.01 of the Liquidity Agreement.

“Margin Stock” shall have the meaning given to such term in Regulation U of the Board.

“Master Note” shall mean a CP Note issued in the name of Cede & Co., the nominee of DTC, in an aggregate principal amount at all times reflecting the aggregate unpaid principal amount of all Commercial Paper which constitutes Book-Entry CP Notes.

“Material Adverse Effect” shall mean (a) a material impairment of the ability of a Seller, the Servicer, the Guarantor, BAFC or the Company, as the case may be, to perform its

Annex - 31

obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property, prospects or condition (financial or otherwise) of a Seller, the Servicer, BAFC, the Company or the Guarantor and its consolidated Subsidiaries taken as a whole, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against a Seller, the Servicer, the Guarantor, BAFC or the Company, (d) a material impairment of the collectability of the Purchased Loans taken as a whole or (e) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders of any Outstanding Series (or, if applicable, any Letter of Credit Bank or any Liquidity Bank) under or with respect to the Transaction Documents or the Purchased Loans taken as a whole.

“Month” shall mean a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

“Monthly Servicing Fee” shall have the meaning assigned in subsection 2.05(a) of the Servicing Agreement.

“Monthly Settlement Statement” shall have the meaning assigned in Section 4.02 of the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and at least one Person other than such Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Worth” shall mean with respect to any Person, the sum of such Person’s capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, excluding any treasury stock.

Annex - 32

“No-Issuance Conditions for Commercial Paper” means the following:

(1)                                 the Depositary shall have received, prior to the time of delivery of any CP Note to a Placement Agent (or other appropriate dealer or its designated consignee), and in any event prior to 12:01 p.m., New York City time, instructions from an officer of the Administrative Agent not to issue or deliver CP Notes because:

(A)                               a Mandatory Liquidation Event has occurred and is continuing, (B) a Mandatory CP Wind-Down Event has occurred and is continuing, (C) the issuance of CP Notes is prohibited pursuant to subsection 4.02(b) or (c) of the Liquidity Agreement, (D) BAFC shall have terminated the Aggregate Liquidity Commitment under the Liquidity Agreement pursuant to subsection 4.02(a) thereof, (E) the Aggregate Liquidity Commitment shall otherwise have been terminated in whole for any reason in accordance with Article VIII of the Liquidity Agreement, (F) the conditions precedent specified in Article VI of the Liquidity Agreement with respect to the issuance of CP Notes are not satisfied (until revoked or superseded by further instructions from an officer of the Administrative Agent), (G) the Liquidity Commitment Expiration Date or termination of the Liquidity Agreement shall have occurred, or the L/C Expiration Date shall have occurred, or (H) a Security Agreement Event of Default shall have occurred; or

(2)                                 if the CP Notes are to be issued on a date which is less than three (3) Business Days before the Liquidity Commitment Expiration Date, the Depositary shall not have received written notice from the Administrative Agent in accordance with Section 4.03 of the Liquidity Agreement, extending such Liquidity Commitment Expiration Date; or

(3)                                 if at the time of proposed issuance of the CP Notes, the Depositary shall have received written notice that the Collection Account or any Collateral Account is subject to any stay, writ, order, judgment, warrant of attachment, execution or similar process and BAFC shall not have obtained the prior approval of the Administrative Agent to continue to issue and sell the CP Notes in accordance with subsection 4.02(c) of the Liquidity Agreement.

Annex - 33

“Non-U.S Liquidity Bank” shall have the meaning assigned in Section 4.06(e) of the Liquidity Agreement.

“Notice Address” or “Notice Addresses” shall mean as follows:

If to BAFC:

BUNGE ASSET FUNDING CORP.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: (914) 683-3365

Telecopy: (914) 684-3283

If to BLFC:

BUNGE LIMITED FINANCE CORP.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: (914) 683-3365

Telecopy: (914) 684-3283

Annex - 34

If to BFE:

BUNGE FINANCE EUROPE B.V.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: (914) 683-3365

Telecopy: (914) 684-3283

If to Rabobank as Letter of Credit Agent and as Letter of Credit Bank:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

10 Exchange Place

Jersey City, NJ 07302

Attention: Letters of Credit Department

Tel. No: (201) 499-5434

Telecopy: (201) 499-5479

If to CoBank as Letter of Credit Bank:	COBANK, ACB 5500 South Quebec Street Greenwood Village, CO 80111 Attention: Porter Little Tel. No.: (303) 694-5954 Telecopy: (303) 740-6492

If to the Administrative Agent:	JPMORGAN CHASE BANK, N.A. 500 Stanton Christiana Rd, Ops 2, Floor 3 Newark, DE 19713 Attention: Chelsea Hamilton Tel. No: (302) 634-8822 Telecopy: (302) 634-4733

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If to the Collateral Agent:	THE BANK OF NEW YORK MELLON 101 Barclay Street, Floor 7W New York, NY 10286 Attention: Global Structured Finance Telecopy: (212) 815-5917

If to the Depositary with respect to Instructions regarding the Commercial Paper:	BANK OF AMERICA, N.A. 135 South LaSalle Street Mail Code IL4-135-18-11 Chicago, IL 60603 Attention: IPA Operations Tel. No: (312) 992-7990 Fax: (866) 940-0414

If to the Depositary with respect to all other notices:	BANK OF AMERICA, N.A. 135 South LaSalle Street Mail Code IL4-135-05-07 Chicago, IL 60603 Attention: Marili Nieminski Tel. No: (312) 992-2306 Telecopy: (312) 453-3478

If to JPMS as Placement Agent:	J.P. MORGAN SECURITIES LLC 383 Madison Avenue — 3rd Floor New York, NY 10179 Attention: Short-Term Fixed Income Tel. No: (212) 834-5543 Telecopy: (212) 834-6560

If to Citigroup as Placement Agent:	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street, 4th Floor New York, NY 10013 Attention: Money Markets Origination Tel. No: (212) 723-6669 Telecopy: (212) 723-8624

If to the Trustee:	THE BANK OF NEW YORK MELLON 101 Barclay Street, Floor 7W New York, NY 10286 Attention: Global Structured Finance Telecopy: (212) 815-5917

Annex - 36

If to BL as the Guarantor:	BUNGE LIMITED 50 Main Street White Plains, New York 10606 Attention: Treasurer Tel. No: (914) 684-3365 Telecopy: (914) 684-3283

If to the Servicer:

BUNGE MANAGEMENT SERVICES, INC.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: (914) 684-3365

Telecopy: (914) 684-3283

If to the Company:

BUNGE FUNDING, INC.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Telecopy: (914) 684-3365

Annex - 37

If to Bunge Finance:

BUNGE FINANCE LIMITED

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: 914 (684)-3365

Telecopy: (914) 684-3283

If to Bunge Finance North America:

BUNGE FINANCE NORTH AMERICA, INC.

11720 Borman Drive

St. Louis, Missouri 63146

Attention: Treasurer

Tel. No: (314) 292-2908

Telecopy: (314) 292-4908

with a copy to:

BUNGE LIMITED

50 Main Street

White Plains, New York 10606

Attention: Treasurer

Tel. No: 914 (684)-3365

Telecopy: (914) 684-3283

“Notice of Borrowing” has the meaning ascribed to such term in subsection 3.01(b) of the Liquidity Agreement.

“Notice of Enforcement” has the meaning assigned to such term in subsection 6.1(b) of the Security Agreement.

“Notice of a Security Agreement Event of Default” shall have the meaning assigned to such term in subsection 6.1(a) of the Security Agreement.

“Obligations” means all indebtedness, obligations and liabilities of BAFC as defined in Article II of the Security Agreement.

Annex - 38

“Obligor” shall mean, with respect to any Loan, the party obligated to make payments with respect to such Loan, including any guarantor thereof.

“OECD Country” shall mean a country that is a member of the grouping of countries that are full members of the Organization of Economic Cooperation and Development.

“OFAC” shall have the meaning set forth in the definition of “Sanctions.”

“Offering Memoranda” or “Offering Memorandum” means the offering memorandum dated November 2014 as the same may be amended from time to time which describes (i) the CP Notes, (ii) the proposed use of proceeds from the sale of the CP Notes, (iii) the business of BAFC, the Servicer and the Guarantor, and any material change thereof or in the financial condition of BAFC, the Servicer and the Guarantor, (iv) such summary financial information concerning BAFC, the Servicer and the Guarantor as BAFC, the Servicer, the Guarantor and the Placement Agent consider appropriate, and (v) the restrictions on resale of the CP Notes.

“Opinion of Counsel” shall mean a written opinion or opinions of one or more counsel (who, unless otherwise specified in the Transaction Documents, may be internal counsel) to the Company, the Servicer or a Seller, designated by the Company, the Servicer or a Seller, as the case may be, that is reasonably acceptable to the Trustee, the Letter of Credit Agent (if applicable) and the Administrative Agent (if applicable).

“Optional Repurchase Percentage” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Optional Termination Notice” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Original Liquidity Commitment Expiration Date” shall mean the date on which the Aggregate Liquidity Commitment shall expire as provided in Annex Y to the Liquidity Agreement, or if such day is not a Business Day, the preceding Business Day.

“Original Principal Amount” of any Purchased Loan shall mean the Principal Amount of such Loan as of the date on which such Loan is sold or otherwise conveyed to the Company under the Sale Agreement.

“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Liquidity Bank, the Letter of Credit Agent, any Letter of Credit Bank, the Collateral Agent, the Trustee or any other recipient of payment to be made by or on account of any obligation of BAFC under any Transaction Document, Taxes imposed as a result of a present or former connection between the Administrative Agent, such Liquidity Bank, the Letter of Credit Agent, such Letter of Credit Bank, the Collateral Agent, the Trustee or other recipient and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent, such Liquidity Bank, the Letter of Credit Agent, such Letter of Credit Bank, the Collateral

Annex - 39

Agent, the Trustee or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Liquidity Loan, Letter of Credit or Transaction Document).

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Liquidity Agreement or any other Transaction Document.

“Outstanding Series” shall mean, at any time, a Series issued pursuant to an effective Supplement for which the Series Termination Date for such Series has not occurred.

“Participant” has the meaning ascribed to such term in subsection 11.05(b) of the Liquidity Agreement.

“Participant Register” shall (i) as used in the Liquidity Agreement, have the meaning assigned to such term in subsection 11.05(b) thereof and (ii) as used in the Letter of Credit Reimbursement Agreement, have the meaning assigned to such term in subsection 6.09(d) thereof.

“Paying Agent” shall mean any paying agent and co-paying agent appointed pursuant to Section 5.06 of the Pooling Agreement and, unless otherwise specified in the related Supplement of any Series and with respect to such Series, shall initially be The Bank of New York.

“Payment Office” means the office of the Administrative Agent in New York, New York or the Letter of Credit Agent at New York, New York, as applicable, or such other office as the Administrative Agent or the Letter of Credit Agent may hereafter designate in writing as such to BAFC, the Collateral Agent and the Depositary.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Percentage” shall mean, for each Liquidity Bank, the percentage of the Aggregate Liquidity Commitment set forth opposite the name of such Liquidity Bank on Annex Y to the Liquidity Agreement, as adjusted as additional Liquidity Banks become a party to the Liquidity Agreement.

“Performing Liquidity Bank” shall mean any Liquidity Bank that is a Defaulting Liquidity Bank solely as a result of the occurrence of an event described in clause (d) of the definition of Defaulting Liquidity Bank that following such event continues to perform all of its obligations under the Liquidity Agreement and any other Transaction Document, and has not been replaced or repaid in accordance with Section 4.07 of the Liquidity Agreement.

Annex - 40

“Permitted Indebtedness” means (i) indebtedness evidenced by the Commercial Paper, (ii) indebtedness evidenced by the Liquidity Loan Notes and the Liquidity Agreement, (iii) indebtedness of BAFC representing fees, expenses and indemnities payable to the Depositary pursuant to the Depositary Agreement, (iv) indebtedness of BAFC representing amounts, indemnities or expenses payable to a Placement Agent under a Placement Agency Agreement, (v) indebtedness of BAFC representing fees, expenses and indemnities payable to the Administrative Agent and the Liquidity Banks, (vi) indebtedness of BAFC representing fees, expenses and indemnities, including without limitation, the Letter of Credit Facility Fees, payable to the Letter of Credit Agent and the Letter of Credit Banks under the Letter of Credit Reimbursement Agreement, (vii) indebtedness of BAFC representing fees, expenses or other amounts payable to investment bankers, lawyers, accountants, consultants, financial advisors and other professionals for services rendered to BAFC, including, but not limited to, premiums payable for officer and director liability insurance coverage, (viii) indebtedness representing Taxes of BAFC, (ix) indebtedness of BAFC under the Letter of Credit Reimbursement Agreement or any other amounts or obligations in respect of the Letter of Credit or Letter of Credit Reimbursement Agreement, (x) indebtedness of BAFC representing fees, expenses or other amounts payable to the Collateral Agent under the Security Agreement, and (xi) any other indebtedness or liabilities that shall not exceed $50,000 at any one time outstanding.

“Permitted Liens” shall mean, at any time, for any Person:

(a)                                 Liens created pursuant to any Transaction Document;

(b)                                 Liens for taxes, assessments or other governmental charges or levies (i) which are not delinquent or remain payable without any penalty or (ii) the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and reserves to the extent required by GAAP with respect thereto have been provided on the books of such Person;

(c)                                  Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Person shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; and

Annex - 41

(d)                                 Liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ Liens) and deposits, pledges or Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

“Permitted Secured Indebtedness” shall mean any Secured Indebtedness that:

(a)                                 is secured by any mechanic, laborer, workmen, repairmen, materialmen, supplier, carrier, warehousemen, landlord or vendor Lien or any other Lien provided for by mandatory provisions of law, any order, attachment or similar legal process arising in connection with a court or other similar proceeding, any tax, charge or assessment ruling or required by any Governmental Authority under any other similar circumstances;

(b)                                 is incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring Property, and any Secured Indebtedness extending, renewing or replacing, in whole or in part Secured Indebtedness permitted pursuant to this clause (b), so long as the principal amount of the Secured Indebtedness secured by such Lien does not exceed its original principal amount;

(c)                                  is secured by Property existing prior to the acquisition of such Property or the acquisition of any Subsidiary that is the owner of such Property and is not incurred in contemplation of such acquisition and any Secured Indebtedness extending, renewing or replacing, in whole or in part Secured Indebtedness permitted pursuant to this clause (c), so long as the principal amount of the Secured Indebtedness secured by such Lien does not exceed its original principal amount;

(d)                                 is owed by any Subsidiary to the Guarantor or any other Subsidiary;

(e) is secured by any accounts receivable from or invoices to export customers (including, but not limited to, Subsidiaries), any contracts to sell, purchase or receive commodities to or from export customers and any cash collateral and proceeds thereof;

(f) is incurred pursuant to the Loan Documents or Transaction Documents;

(g) is secured by accounts receivable and other related assets arising in connection with transfers thereof to the extent such transfers are treated as true sales;

(h) is secured by a Lien on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations

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under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; or

(i) is incurred in connection with letters of credit or other similar instruments issued in the normal course of business of the Guarantor or any Subsidiary, including without limitation, obligations under reimbursement agreements.

“Person” shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Placement Agency Agreement” means (i) that certain Fifth Amended and Restated Placement Agency Agreement, dated as of November 17, 2014, entered into between BAFC, BL and JPMS, as Placement Agent, (ii) that certain Amended and Restated Placement Agency Agreement, dated as of November 17, 2014, entered into between BAFC, BL and Citigroup, as Placement Agent, and (iii) each other placement agency agreement entered into between BAFC and a Placement Agent, in each case as the same may at any time be modified or amended and in effect.

“Placement Agent” shall mean J.P. Morgan Securities LLC and Citigroup Global Markets Inc. in their respective capacities as Placement Agent under their respective Placement Agency Agreement, and each other placement agent appointed by BAFC pursuant to a Placement Agency Agreement, in each case together with any successors and assigns.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pooling Agreement” shall mean the Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among the Company, the Servicer and the Trustee, and all amendments thereof and supplements thereto, and including, unless expressly stated otherwise, each Supplement.

“Pooling and Servicing Agreements” shall have the meaning assigned in subsection 10.01(a) of the Pooling Agreement.

“Potential Early Amortization Event” shall mean an event which, with the giving of notice and/or the lapse of time, would constitute an Early Amortization Event under the Pooling Agreement or under any Supplement.

“Potential Mandatory Liquidation Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would become a Mandatory Liquidation Event.

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“Potential Purchase Termination Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

“Potential Series 2000-1 Early Amortization Event” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Series 2000-1 Early Amortization Event.

“Potential Series 2002-1 Early Amortization Event” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Series 2002-1 Early Amortization Event.

“Potential Series 2003-1 Early Amortization Event” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Series 2003-1 Early Amortization Event.

“Potential Servicer Default” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Servicer Default hereunder or under the Servicing Agreement or any Supplement.

“Prepayment Request” shall have, with respect to any Series, the meaning assigned in the related Supplement.

“Prime Rate Liquidity Loan” means a Liquidity Loan bearing interest based at ABR in accordance with Section 3.03 of the Liquidity Agreement.

“Principal Amount” shall mean, with respect to any Purchased Loan, the unpaid principal amount due thereunder.

“Principal Terms” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned in subsection 5.10(c) of the Pooling Agreement.

“Program Costs” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Program Parties” shall mean BAFC, the Collateral Agent, the Depositary, each Placement Agent, the Servicer and the Guarantor.

“Property” shall mean any of the Guarantor’s or any Subsidiary’s present or future property including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.

“Publication Date” shall have the meaning assigned in subsection 7.02(a) of the Pooling Agreement.

“Purchase Termination Event” shall have the meaning assigned in Section 7.01 of the Sale Agreement.

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“Purchased Loan” shall mean all Eligible Loans sold by the Sellers to the Company and thereafter sold by the Company to the Trust as indicated in the Daily Reports delivered to the Trustee.

“Rabobank” shall mean Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and its successors and assigns.

“Rate of Exchange” shall mean, as of the relevant date, the rate of exchange set forth on the relevant page of the Telerate screen on or about 11:00 A.M., New York City time, for the purchase of (as the context shall require) an Approved Currency with any other Approved Currency on such date.

“Rating Agency” shall mean, with respect to each Outstanding Series, any rating agency or agencies designated as such in the related Supplement; provided that (i) in the event that no Outstanding Series has been rated, then for purposes of the definitions of “Eligible Institution” and “Eligible Investments”, “Rating Agency” shall mean S&P and Moody’s; (ii) except as provided in (i), in the event no Outstanding Series has been rated, any reference to “Rating Agency” or the “Rating Agencies” shall be deemed to have been deleted from the Pooling Agreement, except that references to the term “Rating Agency Condition” shall not be deemed deleted, but shall be modified as set forth under the definition of such term.

“Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency shall have notified the Company, the Servicer, the Letter of Credit Agent (if applicable), the Administrative Agent (if applicable) and the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the rating of any Outstanding Series or any Class of any such Outstanding Series (or, if applicable, the Commercial Paper) with respect to which it is a Rating Agency; provided that in the event that an Outstanding Series has not been rated, any reference to a “Rating Agency Condition” shall be deemed to be a reference to the consent of Investor Certificateholders representing Fractional Undivided Interest aggregating not less than 50% of the Invested Amount of such Series with respect to such action.

“Record Date” shall mean, with respect to the initial Distribution Date, the Business Day immediately preceding such Distribution Date and, with respect to any other Distribution Date, the last Business Day of the immediately preceding Settlement Period.

“Recoveries” shall mean all amounts collected (net of out-of-pocket costs of collection) in respect of Defaulted Loans.

“Reference Banks” shall mean JPMorgan Chase and any two (2) such other banks as may be appointed by the Administrative Agent (and agreed by such bank) in consultation with BAFC.

“Register” has the meaning ascribed to it in subsection 11.05(f) of the Liquidity Agreement.

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“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Property” shall mean, with respect to each Purchased Loan:

(a)                                 all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Purchased Loan, whether pursuant to the Loan Documents related to such Purchased Loan or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Purchased Loan; and

(b)                                 all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Purchased Loan whether pursuant to the Loan Documents related to such Purchased Loan or otherwise;

including in the case of clauses (a) and (b), without limitation, any rights described therein evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security.

“Repayment Amount” shall have the meaning assigned to such term in Section 2.03 of the Letter of Credit Reimbursement Agreement.

“Replacement Person” means a Liquidity Bank that replaces a removed Liquidity Bank as described in subsection 4.05(d) of the Liquidity Agreement.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Requirement of Law” for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” shall have the meaning assigned to such term in Section 5.7 of the Security Agreement.

“Resignation Notice” shall have the meaning assigned in subsection 6.02(a) of the Servicing Agreement.

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“Responsible Officer” shall mean (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Vice President, any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and (ii) when used with respect to any other Person, any member of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President of such Person or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers.

“Restricted Party” shall mean any Person listed:

(a)                                 in the Annex to the Executive Order;

(b)                                 on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC; or

(c)                                  in any successor list to either of the foregoing.

“Restricted Payments” shall have the meaning assigned in subsection 7.03(a) of the Series 2000-1 Supplement.

“Restricted Person” shall mean a Person that is (a) listed on, or owned 50% or more by or controlled by a Person listed on any applicable Sanctions List; or (b) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of any applicable country-wide Sanctions.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The term “controlled” has the meaning correlative thereto.

“Revolving Period” shall have, with respect to any Outstanding Series, the definition assigned to such term in the related Supplement.

“Sanctions” shall mean any applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; (v) the relevant authorities of Switzerland; or (vi) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), the United States Department of State, and Her Majesty’s Treasury (together “Sanctions Authorities”).

“Sanctions Authorities” shall have the meaning assigned to such term in the definition of “Sanctions.”

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“Sanctions List” shall mean the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar applicable list issued or maintained or made public by any of the Sanctions Authorities.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor thereto.

“Sale Agreement” shall mean the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among the Sellers and the Company, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Second Liquidity Commitment Anniversary” shall mean the date falling twenty-four (24) Months after the Amendment Effective Date.

“Second Extension Liquidity Commitment Expiration Date” shall mean either (a) the date falling twelve (12) Months after the First Extension Liquidity Commitment Expiration Date; or (b) if the First Liquidity Commitment Extension Request has not been granted or, with respect to Liquidity Banks who have refused the First Liquidity Commitment Extension Request, the date falling twenty-four (24) Months after the Original Liquidity Commitment Expiration Date, or, in each case, if such day is not a Business Day, the preceding Business Day.

“Second Liquidity Commitment Extension Request” shall have the meaning assigned to such term in Section 4.03(b)(ii) of the Liquidity Agreement.

“Secured Indebtedness” shall mean all Indebtedness incurred by the Guarantor and any of its Subsidiaries (without duplication) which is secured by Property pledged by the Guarantor or any Subsidiary.

“Secured Parties” shall mean the Liquidity Banks, the Administrative Agent, the Letter of Credit Agent, the Letter of Credit Banks, the Commercial Paper Holders, the Collateral Agent and the respective successors and assigns of each of the forgoing.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Security Agreement” shall mean the Fifth Amended and Restated Security Agreement, dated as of November 17, 2014, among BAFC, the Servicer, the Administrative Agent, the Letter of Credit Agent and the Collateral Agent, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Security Agreement Event of Default” shall have the meaning assigned in Section 3.4 of the Security Agreement.

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“Sellers” shall mean Bunge Finance and Bunge Finance North America and their respective successors and permitted assigns and any additional Seller that becomes a party to the Sale Agreement in accordance with the terms of the Transaction Documents.

“Seller Addition Date” shall have the meaning assigned in Section 3.05 of the Sale Agreement.

“Seller Adjustment Payment” shall have the meaning assigned in subsection 2.05(a) of the Sale Agreement.

“Seller Documents” shall have the meaning assigned in subsection 7.02(b)(iii) of the Sale Agreement.

“Seller Indemnified Liabilities” shall have the meaning assigned in Section 8.02 of the Sale Agreement.

“Seller Purchase Price” shall have the meaning assigned in Section 2.02 of the Sale Agreement.

“Sender” shall have the meaning assigned to such term in Section 34 of the Depositary Agreement.

“Senior Obligations” shall have the meaning assigned to such term in the Subordination Agreement.

“Series” shall mean any series of Investor Certificates the terms of which are set forth in a Supplement.

“Series 2000-1” shall mean the Series of Investor Certificates, the Principal Terms of which are set forth in the Series 2000-1 Supplement.

“Series 2000-1 Accrued Interest” shall have the meaning assigned in subsection 3A.03 of the Series 2000-1 Supplement.

“Series 2000-1 Adjusted Invested Amount” shall mean, as of any date of determination, (i) the Series 2000-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 2000-1 Collection Subaccount on such date that is unconditionally available to reduce the Series 2000-1 Invested Amount up to a maximum of the Series 2000-1 Invested Amount.

“Series 2000-1 Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the Series 2000-1 Invested Amount, (ii) the Series 2000-1 Accrued Interest, (iii)  all Series 2000-1 Program Costs previously accrued and unpaid, and (iv) all other amounts owed (whether due or accrued) under the Transaction Documents by the Company, the Servicer, the Sellers or BAFC to the Secured Parties at such time.

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“Series 2000-1 Allocable Charged-Off Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Charged-Off Amount”, if any, that has been allocated to Series 2000-1.

“Series 2000-1 Allocable Recoveries Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Recoveries Amount”, if any, that has been allocated to Series 2000-1.

“Series 2000-1 Allocated Loan Amount” shall mean, on any date of determination, the lower of (i) the Series 2000-1 Target Loan Amount on such day and (ii) the product of (x) the Aggregate Loan Amount on such day times (y) the percentage equivalent of a fraction the numerator of which is the Series 2000-1 Target Loan Amount on such day and the denominator of which is the Aggregate Target Loan Amount on such day.

“Series 2000-1 Amortization Period” shall mean the period commencing on the Business Day following the earlier to occur of (i) the date on which a Series 2000-1 Early Amortization Period is declared to commence or automatically commences and (ii) the Series 2000-1 Commitment Termination Date and ending on the date when the Series 2000-1 Invested Amount shall have been reduced to zero and all Series 2000-1 Accrued Interest and other amounts owing on the Series 2000-1 VFC Certificate and to the Secured Parties under the Transaction Documents shall have been paid.

“Series 2000-1 Applicable Margin” shall mean the per annum rate set forth below based on the higher of the Applicable S&P Rating and the Applicable Moody’s Rating:

Rating	Series 2000-1 Applicable Margin
A-/A3 or higher	1.00%
BBB+/Baa1	1.125%
BBB/Baa2	1.25%
BBB-/Baa3	1.50%
BB+/Ba1 or lower	1.75%

“Series 2000-1 Certificate Rate” shall mean on any date of determination, the average (weighted based on the respective outstanding amounts of the Series 2000-1 Floating Tranche, each Series 2000-1 CP Tranche and each Series 2000-1 Eurodollar Tranche) of ABR, the Series 2000-1 CP Rate and LIBOR Rate in effect on such day plus, in each case, the Series 2000-1 Applicable Margin and the Series 2000-1 Excess Margin.

“Series 2000-1 Collection Subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2000-1 Supplement.

“Series 2000-1 Collections” shall mean, with respect to any Business Day, an amount equal to the product of (i) the Series 2000-1 Invested Percentage on such Business Day and (ii) aggregate Collections deposited in the Collection Account on such Business Day.

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“Series 2000-1 Commitment Period” shall mean the period commencing on the Series 2000-1 Issuance Date and terminating on the Series 2000-1 Commitment Termination Date.

“Series 2000-1 Commitment Termination Date” shall mean the earliest to occur of (a) the L/C Termination Date, (b) the Liquidity Commitment Expiration Date, (c) an Event of Default or a Default shall have occurred and be continuing or (d) a Series 2000-1 Early Amortization Event or a Potential Series 2000-1 Early Amortization Event shall have occurred and be continuing.

“Series 2000-1 CP Rate” shall mean with respect to any Series 2000-1 CP Rate Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such Series 2000-1 CP Rate Period may be sold by a Placement Agent or any other placement agent or commercial paper dealer selected by BAFC, plus the amount of any Placement Agent or commercial paper dealer fees and commissions incurred or to be incurred in connection with such sale; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and BAFC is a discount rate, the “Series 2000-1 CP Rate” shall mean the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) resulting from BAFC’s converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“Series 2000-1 CP Rate Period” shall mean, with respect to any Series 2000-1 CP Tranche, a period of days not to exceed one hundred and eighty (180) days commencing on a Business Day.  If a Series 2000-1 CP Rate Period would end on a day which is not a Business Day, such Series 2000-1 CP Rate Period shall end on the next succeeding Business Day.

“Series 2000-1 CP Tranche” shall mean a portion of the Series 2000-1 Invested Amount for which the Series 2000-1 Accrued Interest is calculated by reference to a particular Series 2000-1 CP Rate and a particular Series 2000-1 CP Rate Period.

“Series 2000-1 Currency Collection Sub-subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2000-1 Supplement.

“Series 2000-1 Daily Interest Expense” for any day, shall mean the sum of (A) the product of (i) the portion of the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Invested Amount) allocable to the Series 2000-1 Floating Tranche on such day divided by 365 and (ii) the ABR plus the sum of the Series 2000-1 Applicable Margin and the Series 2000-1 Excess Margin in effect on such day, (B) the product of (i) the portion of the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Invested Amount) allocable to each Series 2000-1 Eurodollar Tranche on such day divided by 360 and (ii) the LIBOR Rate applicable to each Series 2000-1 Eurodollar Tranche plus the sum of the Series 2000-1 Applicable Margin and the Series 2000-1 Excess Margin on such day in effect with respect thereto, and (C) the product of (i) the Series 2000-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2000-1 Invested Amount) allocable to Series 2000-1 CP Tranches on such

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day divided by 360 and (ii) the Series 2000-1 CP Rate allocable to each Series 2000-1 CP Tranche; provided, however, that for any such day during the continuation of a Series 2000-1 Early Amortization Period, the “Series 2000-1 Daily Interest Expense” for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clauses (A), (B) and (C) above and (ii) the product of (x) the Series 2000-1 Invested Amount on such day divided by 365 and (y) the ABR in effect on such day plus 2.00% per annum.

“Series 2000-1 Decrease” shall have the meaning assigned in subsection 2.06(a) of the Series 2000-1 Supplement.

“Series 2000-1 Early Amortization Event” shall have the meanings assigned in Section 5.01 of the Series 2000-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2000-1 Early Amortization Period” shall have the meanings assigned in Section 5.01 of the Series 2000-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2000-1 Eurodollar Tranche” shall mean a portion of the Series 2000-1 Invested Amount for which the Series 2000-1 Accrued Interest is calculated by reference to the LIBOR Rate determined by reference to a particular Interest Period for the related LIBOR Liquidity Loan.

“Series 2000-1 Excess Margin” shall mean for each Series 2000-1 Tranche, a rate per annum as determined from time to time by BAFC and the Company.

“Series 2000-1 Floating Tranche” shall mean that portion of the Series 2000-1 Invested Amount related to Liquidity Loans for which the Series 2000-1 Accrued Interest is calculated by reference to ABR.

“Series 2000-1 Increase” shall have the meaning assigned in subsection 2.05(a) of the Series 2000-1 Supplement.

“Series 2000-1 Increase Amount” shall have the meaning assigned in subsection 2.05(a) of the Series 2000-1 Supplement.

“Series 2000-1 Increase Date” shall have the meaning assigned in subsection 2.05(a) of the Series 2000-1 Supplement.

“Series 2000-1 Indemnified Amounts” shall have the meaning assigned in subsection 2.08(a) of the Series 2000-1 Supplement.

“Series 2000-1 Indemnified Parties” shall have the meaning assigned in subsection 2.08(a) of the Series 2000-1 Supplement.

“Series 2000-1 Initial Invested Amount” shall mean $0.

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“Series 2000-1 Invested Amount” shall mean, as of any date of determination, with respect to the Series 2000-1 Purchaser on the Series 2000-1 Issuance Date, an amount equal to the Series 2000-1 Initial Invested Amount or on any date of determination thereafter, an amount equal to (a) the Series 2000-1 Purchaser’s Series 2000-1 Invested Amount on the immediately preceding Business Day plus (b) the amount of any increases in the Series 2000-1 Purchaser’s Series 2000-1 Invested Amount pursuant to Section 2.05 of the Series 2000-1 Supplement made on such day, minus (c) the amount of any distributions received and applied to the Series 2000-1 Purchaser pursuant to Section 2.06 or subsection 3A.05(a)(ii) or subsection 3A.05(b)(ii) of the Series 2000-1 Supplement on such day, minus (d) the aggregate Series 2000-1 Allocable Charged-Off Amount allocable to the Series 2000-1 VFC Beneficial Interest of the Series 2000-1 Purchaser on or prior to such date pursuant to subsection 3A.04(a) of the Series 2000-1 Supplement, plus (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 2000-1 Allocable Recoveries Amount allocable to the Series 2000-1 VFC Beneficial Interest of the Series 2000-1 Purchaser on or prior to such date pursuant to subsection 3A.04(b) of the Series 2000-1 Supplement.

“Series 2000-1 Invested Percentage” shall mean, with respect to any Business Day (i) during the Series 2000-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Allocated Loan Amount as of the end of the immediately preceding Business Day and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined and (ii) during the Series 2000-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Allocated Loan Amount as of the end of the last Business Day of the Series 2000-1 Revolving Period (provided that if during the Series 2000-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 2000-1 Amortization Period commence, then, from and after the date the last of such series commences its Amortization Period, the numerator shall be the Series 2000-1 Allocated Loan Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

“Series 2000-1 Issuance Date” shall mean August 25, 2000.

“Series 2000-1 Maximum Invested Amount” shall mean, as of any day, the lesser of (i) $600,000,000 and (ii) the Aggregate Liquidity Commitment.

“Series 2000-1 Monthly Servicing Fee” shall have the meaning assigned in Section 6.01 of the Series 2000-1 Supplement

“Series 2000-1 Principal Payment” shall have the meaning assigned in subsection 3A.05 (a)(ii) of the Series 2000-1 Supplement.

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“Series 2000-1 Program Costs” shall mean, for any Business Day, the sum of (i) all fees, expenses, indemnities and other amounts due and payable to the Series 2000-1 Purchaser, the Administrative Agent, the Liquidity Banks, the Letter of Credit Agent, the Letter of Credit Banks and the other Secured Parties under the Transaction Documents (including, without limitation, all Collateral Agent Expenses and all Contract Rate Fees), (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2000-1 VFC Certificate) and (B) the Series 2000-1 Invested Percentage on such Business Day, (iii) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, BAFC (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2000-1 VFC Certificate) and (iv) all unpaid fees and expenses due and payable to the Series 2000-1 Rating Agencies.

“Series 2000-1 Purchaser” shall mean BAFC, including its successors and assigns.

“Series 2000-1 Rating Agencies” shall mean the collective reference to S&P and Moody’s.

“Series 2000-1 Revolving Period” shall mean the period commencing on the Series 2000-1 Issuance Date and terminating on the earlier to occur of the close of business on (i) the date on which a Series 2000-1 Early Amortization Period is declared to commence or automatically commences and (ii) three (3) Business Days prior to the Series 2000-1 Commitment Termination Date.

“Series 2000-1 Target Loan Amount” shall mean, on any date of determination, the sum of (i) the Series 2000-1 Adjusted Invested Amount on such day plus (ii) the result of (a) Series 2000-1 Accrued Interest on such day minus (b) the amount on deposit in the Series 2000-1 Collection Subaccount on such day that is unconditionally available to pay such Series 2000-1 Accrued Interest.

“Series 2000-1 Tranche” shall mean any Series 2000-1 CP Tranche, Series 2000-1 Floating Tranche or Series 2000-1 Eurodollar Tranche.

“Series 2000-1 VFC Beneficial Interest” shall mean each percentage interest in the Series 2000-1 VFC Certificate acquired by the Series 2000-1 Purchaser in connection with the initial purchase of such Series 2000-1 VFC Certificate or any Series 2000-1 Increase in the Series 2000-1 Invested Amount.

“Series 2000-1 VFC Certificate” shall mean the Series 2000-1 VFC Certificate executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A attached to the Series 2000-1 Supplement.

“Series 2000-1 VFC Certificateholder(s)” shall mean the registered holder of the Series 2000-1 VFC Certificate.

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“Series 2000-1 VFC Certificateholder’s Interest” shall have the meaning assigned in subsection 2.02(a) of the Series 2000-1 Supplement.

“Series 2002-1” shall mean the Series of Investor Certificates, the Principal Terms of which are set forth in the Series 2002-1 Supplement.

“Series 2002-1 Accrued Interest” shall have the meaning assigned in subsection 3A.03 of the Series 2002-1 Supplement.

“Series 2002-1 Adjusted Invested Amount” shall mean, as of any date of determination, (i) the Series 2002-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 2002-1 Collection Subaccount on such date that is unconditionally available to reduce the Series 2002-1 Invested Amount up to a maximum of the Series 2002-1 Invested Amount.

“Series 2002-1 Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the Series 2002-1 Invested Amount and (ii) the Series 2002-1 Accrued Interest.

“Series 2002-1 Allocable Charged-Off Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Charged-Off Amount”, if any, that has been allocated to Series 2002-1.

“Series 2002-1 Allocable Recoveries Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Recoveries Amount”, if any, that has been allocated to Series 2002-1.

“Series 2002-1 Allocated Loan Amount” shall mean, on any date of determination, the lower of (i) the Series 2002-1 Target Loan Amount on such day and (ii) the product of (x) the Aggregate Loan Amount on such day times (y) the percentage equivalent of a fraction the numerator of which is the Series 2002-1 Target Loan Amount on such day and the denominator of which is the Aggregate Target Loan Amount on such day.

“Series 2002-1 Amortization Period” shall mean the period commencing on the Business Day following the date on which a Series 2002-1 Early Amortization Period is declared to commence or automatically commences and ending on the earlier of (a) the date when the Series 2002-1 Invested Amount shall have been reduced to zero and all Series 2002-1 Accrued Interest shall have been paid and (b) the Series 2002-1 Termination Date.

“Series 2002-1 Certificate Rate” shall mean a rate determined from time to time by BLFC which shall at all times be higher than the weighted average cost of funds for BLFC.

“Series 2002-1 Collection Subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2002-1 Supplement.

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“Series 2002-1 Collections” shall mean, with respect to any Business Day, an amount equal to the product of (i) the Series 2002-1 Invested Percentage on such Business Day and (ii) aggregate Collections deposited in the Collection Account on such Business Day.

“Series 2002-1 Currency Collection Sub-subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2002-1 Supplement.

“Series 2002-1 Daily Interest Expense” for any day, shall mean the product of (i) the Series 2002-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2002-1 Invested Amount) on such day divided by 360 and (ii) the Series 2002-1 Certificate Rate in effect for such day.

“Series 2002-1 Decrease” shall have the meaning assigned in Section 2.06 of the Series 2002-1 Supplement.

“Series 2002-1 Early Amortization Event” shall have the meanings assigned in Section 5.01 of the Series 2002-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2002-1 Early Amortization Period” shall have the meanings assigned in Section 5.01 of the Series 2002-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2002-1 Increase” shall have the meaning assigned in subsection 2.05(a) of the Series 2002-1 Supplement.

“Series 2002-1 Increase Amount” shall have the meaning assigned in subsection 2.05(a) of the Series 2002-1 Supplement.

“Series 2002-1 Increase Date” shall have the meaning assigned in subsection 2.05(a) of the Series 2002-1 Supplement.

“Series 2002-1 Initial Invested Amount” shall mean $0.

“Series 2002-1 Invested Amount” shall mean, as of any date of determination, with respect to the Series 2002-1 Purchaser on the Series 2002-1 Issuance Date, an amount equal to the Series 2002-1 Initial Invested Amount or on any date of determination thereafter, an amount equal to (a) the Series 2002-1 Purchaser’s Series 2002-1 Invested Amount on the immediately preceding Business Day plus (b) the amount of any increases in the Series 2002-1 Purchaser’s Series 2002-1 Invested Amount pursuant to Section 2.05 of the Series 2002-1 Supplement made on such day, minus (c) the amount of any distributions received and applied to the Series 2002-1 Purchaser pursuant to subsection 3A.05(a)(ii) or subsection 3A.05(b)(ii) of the Series 2002-1 Supplement on such day, minus (d) the aggregate Series 2002-1 Allocable Charged-Off Amount allocable to the Series 2002-1 VFC Beneficial Interest of the Series 2002-1 Purchaser on or prior to such date pursuant to subsection 3A.04(a) of the Series 2002-1 Supplement, plus (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 2002-1 Allocable Recoveries Amount allocable to the

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Series 2002-1 VFC Beneficial Interest of the Series 2002-1 Purchaser on or prior to such date pursuant to subsection 3A.04(b) of the Series 2002-1 Supplement.

“Series 2002-1 Invested Percentage” shall mean, with respect to any Business Day (i) during the Series 2002-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2002-1 Allocated Loan Amount as of the end of the immediately preceding Business Day and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined and (ii) during the Series 2002-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 2002-1 Allocated Loan Amount as of the end of the last Business Day of the Series 2002-1 Revolving Period (provided that if during the Series 2002-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 2002-1 Amortization Period commence, then, from and after the date the last of such series commences its Amortization Period, the numerator shall be the Series 2002-1 Allocated Loan Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

“Series 2002-1 Issuance Date” shall mean February 26, 2002.

“Series 2002-1 Maximum Invested Amount” shall mean, as of any day, $7,000,000,000, calculated by converting Approved Currencies other than Dollars into Dollars at the Rate of Exchange.

“Series 2002-1 Monthly Servicing Fee” shall have the meaning assigned in Section 6.01 of the Series 2002-1 Supplement

“Series 2002-1 Principal Payment” shall have the meaning assigned in subsection 3A.05 (a)(ii) of the Series 2002-1 Supplement.

“Series 2002-1 Purchaser” shall mean BLFC, including its successors and assigns.

“Series 2002-1 Revolving Period” shall mean the period commencing on the Series 2002-1 Issuance Date and terminating on the close of business on the date on which a Series 2002-1 Early Amortization Period is declared to commence or automatically commences.

“Series 2002-1 Target Loan Amount” shall mean, on any date of determination, the sum of (i) the Series 2002-1 Adjusted Invested Amount on such day plus (ii) the result of (a) Series 2002-1 Accrued Interest on such day minus (b) the amount on deposit in the Series 2002-1 Collection Subaccount on such day that is unconditionally available to pay such Series 2002-1 Accrued Interest.

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“Series 2002-1 Termination Date” shall mean the date that occurs one hundred and eighty (180) days after the last day of the Series 2002-1 Revolving Period.

“Series 2002-1 VFC Beneficial Interest” shall mean each percentage interest in the Series 2002-1 VFC Certificate acquired by the Series 2002-1 Purchaser in connection with the initial purchase of such Series 2002-1 VFC Certificate or any Series 2002-1 Increase in the Series 2002-1 Invested Amount.

“Series 2002-1 VFC Certificate” shall mean the Series 2002-1 VFC Certificate executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A attached to the Series 2002-1 Supplement.

“Series 2002-1 VFC Certificateholder(s)” shall mean the registered holder of the Series 2002-1 VFC Certificate.

“Series 2002-1 VFC Certificateholder’s Interest” shall have the meaning assigned in subsection 2.02(a) of the Series 2002-1 Supplement.

“Series 2003-1” shall mean the Series of Investor Certificates, the Principal Terms of which are set forth in the Series 2003-1 Supplement.

“Series 2003-1 Accrued Interest” shall have the meaning assigned in subsection 3A.03 of the Series 2003-1 Supplement.

“Series 2003-1 Adjusted Invested Amount” shall mean, as of any date of determination, (i) the Series 2003-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 2003-1 Collection Subaccount on such date that is available to reduce the Series 2003-1 Invested Amount up to a maximum of the Series 2003-1 Invested Amount.

“Series 2003-1 Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the Series 2003-1 Invested Amount and (ii) the Series 2003-1 Accrued Interest.

“Series 2003-1 Allocable Charged-Off Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Charged-Off Amount”, if any, that has been allocated to Series 2003-1.

“Series 2003-1 Allocable Recoveries Amount” shall mean, with respect to any Special Allocation Settlement Report Date, the “Allocable Recoveries Amount”, if any, that has been allocated to Series 2003-1.

“Series 2003-1 Allocated Loan Amount” shall mean, on any date of determination, the lower of (i) the Series 2003-1 Target Loan Amount on such day and (ii) the product of (x) the Aggregate Loan Amount on such day times (y) the percentage equivalent of a fraction the numerator of which is the Series 2003-1 Target Loan Amount on such day and the denominator of which is the Aggregate Target Loan Amount on such day.

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“Series 2003-1 Amortization Period” shall mean the period commencing on the Business Day following the date on which a Series 2003-1 Early Amortization Period is declared to commence or automatically commences and ending on the earlier of (a) the date when the Series 2003-1 Invested Amount shall have been reduced to zero and all Series 2003-1 Accrued Interest shall have been paid and (b) the Series 2003-1 Termination Date.

“Series 2003-1 Certificate Rate” shall mean a rate determined from time to time by BFE which shall at all times be higher than the weighted average cost of funds for BFE.

“Series 2003-1 Collection Subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2003-1 Supplement.

“Series 2003-1 Collections” shall mean, with respect to any Business Day, an amount equal to the product of (i) the Series 2003-1 Invested Percentage on such Business Day and (ii) aggregate Collections deposited in the Collection Account on such Business Day.

“Series 2003-1 Currency Collection Sub-subaccount” shall have the meaning assigned in subsection 3A.02(a) of the Series 2003-1 Supplement.

“Series 2003-1 Daily Interest Expense” for any day, shall mean the product of (i) the Series 2003-1 Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 2003-1 Invested Amount) on such day divided by 360 and (ii) the Series 2003-1 Certificate Rate in effect for such day.

“Series 2003-1 Decrease” shall have the meaning assigned in Section 2.06 of the Series 2003-1 Supplement.

“Series 2003-1 Early Amortization Event” shall have the meanings assigned in Section 5.01 of the Series 2003-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2003-1 Early Amortization Period” shall have the meanings assigned in Section 5.01 of the Series 2003-1 Supplement and Section 7.01 of the Pooling Agreement.

“Series 2003-1 Increase” shall have the meaning assigned in subsection 2.05(a) of the Series 2003-1 Supplement.

“Series 2003-1 Increase Amount” shall have the meaning assigned in subsection 2.05(a) of the Series 2003-1 Supplement.

“Series 2003-1 Increase Date” shall have the meaning assigned in subsection 2.05(a) of the Series 2003-1 Supplement.

“Series 2003-1 Initial Invested Amount” shall mean $0.

“Series 2003-1 Invested Amount” shall mean, as of any date of determination, with respect to the Series 2003-1 Purchaser on the Series 2003-1 Issuance Date, an amount equal

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to the Series 2003-1 Initial Invested Amount or on any date of determination thereafter, an amount equal to (a) the Series 2003-1 Purchaser’s Series 2003-1 Invested Amount on the immediately preceding Business Day plus (b) the amount of any increases in the Series 2003-1 Purchaser’s Series 2003-1 Invested Amount pursuant to Section 2.05 of the Series 2003-1 Supplement made on such day, minus (c) the amount of any distributions received and applied to the Series 2003-1 Purchaser pursuant to subsection 3A.05(a)(ii) or subsection 3A.05(b)(ii) of the Series 2003-1 Supplement on such day, minus (d) the aggregate Series 2003-1 Allocable Charged-Off Amount allocable to the Series 2003-1 VFC Beneficial Interest of the Series 2003-1 Purchaser on or prior to such date pursuant to subsection 3A.04(a) of the Series 2003-1 Supplement, plus (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 2003-1 Allocable Recoveries Amount allocable to the Series 2003-1 VFC Beneficial Interest of the Series 2003-1 Purchaser on or prior to such date pursuant to subsection 3A.04(b) of the Series 2003-1 Supplement.

“Series 2003-1 Invested Percentage” shall mean, with respect to any Business Day (i) during the Series 2003-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 2003-1 Allocated Loan Amount as of the end of the immediately preceding Business Day and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined and (ii) during the Series 2003-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 2003-1 Allocated Loan Amount as of the end of the last Business Day of the Series 2003-1 Revolving Period (provided that if during the Series 2003-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 2003-1 Amortization Period commence, then, from and after the date the last of such series commences its Amortization Period, the numerator shall be the Series 2003-1 Allocated Loan Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Loan Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

“Series 2003-1 Issuance Date” shall mean May 1, 2003.

“Series 2003-1 Maximum Invested Amount” shall mean, as of any day, $2,000,000,000, calculated by converting Approved Currencies other than Dollars into Dollars at the Rate of Exchange.

“Series 2003-1 Monthly Servicing Fee” shall have the meaning assigned in Section 6.01 of the Series 2003-1 Supplement

“Series 2003-1 Principal Payment” shall have the meaning assigned in subsection 3A.05 (a)(ii) of the Series 2003-1 Supplement.

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“Series 2003-1 Purchaser” shall mean BFE, including its successors and assigns.

“Series 2003-1 Revolving Period” shall mean the period commencing on the Series 2003-1 Issuance Date and terminating on the close of business on the date on which a Series 2003-1 Early Amortization Period is declared to commence or automatically commences.

“Series 2003-1 Target Loan Amount” shall mean, on any date of determination, the sum of (i) the Series 2003-1 Adjusted Invested Amount on such day plus (ii) the result of (a) Series 2003-1 Accrued Interest on such day minus (b) the amount on deposit in the Series 2003-1 Collection Subaccount on such day that is available to pay such Series 2003-1 Accrued Interest.

“Series 2003-1 Termination Date” shall mean the date that occurs one hundred and eighty (180) days after the last day of the Series 2003-1 Revolving Period.

“Series 2003-1 VFC Beneficial Interest” shall mean each percentage interest in the Series 2003-1 VFC Certificate acquired by the Series 2003-1 Purchaser in connection with the initial purchase of such Series 2003-1 VFC Certificate or any Series 2003-1 Increase in the Series 2003-1 Invested Amount.

“Series 2003-1 VFC Certificate” shall mean the First Amended and Restated Series 2003-1 VFC Certificate executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A attached to the Series 2003-1 Supplement.

“Series 2003-1 VFC Certificateholder(s)” shall mean the registered holder of the Series 2003-1 VFC Certificate.

“Series 2003-1 VFC Certificateholder’s Interest” shall have the meaning assigned in subsection 2.02(a) of the Series 2003-1 Supplement.

“Series Account” shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

“Series Collection Subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

“Series Collection Sub-subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

“Series Currency Collection Sub-subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

“Series Non-Principal Collection Sub-subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

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“Series Principal Collection Sub-subaccount” shall have the meaning assigned in subsection 3.01(a) of the Pooling Agreement.

“Series Termination Date” shall mean (i) for Series 2002-1, the Series 2002-1 Termination Date, (ii) for Series 2003-1, the Series 2003-1 Termination Date and (iii) for any other Series, the meaning assigned in the related Supplement for such Series.

“Service Transfer” shall have the meaning assigned in Section 6.01 of the Servicing Agreement.

“Servicer” shall mean Bunge Management Services, Inc. and any Successor Servicer under the Transaction Documents.

“Servicer Default” shall have, with respect to any Series, the meaning assigned in Section 6.01 of the Servicing Agreement and, if applicable, as supplemented by the related Supplement for such Series.

“Servicer Indemnification Event” shall have the meaning assigned in subsection 5.02(b) of the Servicing Agreement.

“Servicer Indemnified Person” shall have the meaning assigned in subsection 5.02(a) of the Servicing Agreement.

“Servicer’s Certificate” means a certificate delivered by the Servicer to the Administrative Agent and the Collateral Agent which (a) notifies the Administrative Agent of the amount of any Loans which became Defaulted Loans as of the most recent Daily Report, pursuant to which the Administrative Agent shall either draw on the Letter of Credit or request the Collateral Agent to withdraw amounts deposited in the Reserve Account in an amount equal to the lesser of (i) the amount of the aggregate outstanding principal amount of such Defaulted Loans plus accrued interest thereon to and including the day prior to the day such Loans became Defaulted Loans and (ii) the Letter of Credit Amount or the amount on deposit in the Reserve Account, as applicable, (b) verifies the Letter of Credit Amount, and (c) instructs the Collateral Agent to reimburse the Letter of Credit Agent for the amount of such draw and any other amounts due in connection with such draw.

“Servicing Agreement” shall mean the Third Amended and Restated Servicing Agreement, dated as of December 23, 2003, among the Company, the Servicer and the Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Servicing Fee” shall have the meaning assigned in subsection 2.05(a) of the Servicing Agreement.

“Settlement Period” shall mean each calendar month.

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“Settlement Report Date” shall mean, except as otherwise set forth in the applicable Supplement, the 10th day of each calendar month or, if such 10th day is not a Business Day, the next succeeding Business Day.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and no Person other than the Guarantor and the ERISA Affiliates or for which the Guarantor or any of its ERISA Affiliates could incur liability or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate has liability, whether direct or contingent, under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solicitation Fee” shall mean a fee payable to Bunge Finance and Bunge Finance North America as set forth in each Supplement in an amount agreed upon from time to time by Bunge Finance or Bunge Finance North America, as applicable, and the Company; provided, that the Solicitation Fee shall at all times be less than the difference of (i) the aggregate amount of interest (or discount) that has accrued on all outstanding Loans during the immediately preceding Settlement Period minus (ii) the sum of all interest and Program Costs for all Outstanding Series that have accrued during the immediately preceding Settlement Period.

“Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Bankruptcy Opinion Provisions” shall mean the factual assumptions (including those contained in the factual certificates referred to therein) and the actions to be taken by the Sellers or the Company in the legal opinion of Winston & Strawn relating to certain bankruptcy matters delivered on each Issuance Date.

“Special Allocation Settlement Report Date” shall have the meaning assigned in subsection 3.01(e) of the Pooling Agreement.

“Special Payment Account” has the meaning assigned to such term in Section 3(b) of the Depositary Agreement.

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“State/Local Government Obligor” shall mean any state of the United States or local government thereof or any subdivision thereof or any agency, department, or instrumentality thereof.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” shall mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordination Debt” shall have the meaning assigned to such term in the Subordinated Agreement.

“Subordination Agreement” shall mean the Third Amended and Restated Subordination Agreement, dated as of June 28, 2004, among the Guarantor, the Collateral Agent and the Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person.

“Successor Servicer” shall have the meaning assigned in Section 6.02 of the Servicing Agreement.

“Supplement” shall mean, with respect to any Series, a supplement to the Pooling Agreement complying with the terms of the Pooling Agreement, executed by the Company, the Servicer, the Trustee and other parties listed therein in conjunction with the issuance of any Series.

“Syndication Agent” shall mean Citibank, N.A. in its capacity as the Syndication Agent under the Liquidity Agreement, together with any successors and permitted assigns.

“Target Loan Amount” shall have, with respect to any Outstanding Series, the meaning specified in the related Supplement for such Outstanding Series.

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“Tax Opinion” shall mean, unless otherwise specified in the Supplement for any Series with respect to such Series or any Class within such Series, with respect to any action, an Opinion of Counsel of one or more outside law firms to the effect that, for United States federal income tax purposes, (i) such action will not adversely affect the characterization as debt of any Investor Certificates of any Outstanding Series or Class not retained by the Company, (ii) in the case of Section 5.10 of the Pooling Agreement, the Investor Certificates of the new Series that are not retained by the Company will be characterized as debt and (iii) the Trust will be disregarded as an entity separate from the Company for U.S. federal income tax purposes.

“Taxes” shall mean all present or future income, stamp or other taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Notice” shall have the meaning assigned in Section 6.01 of the Servicing Agreement.

“Total Consolidated Current Assets” shall mean the total consolidated current assets of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, minus the total time deposits under any trade structured finance program of the Guarantor and its consolidated Subsidiaries.

“Total Consolidated Current Liabilities” shall mean the total consolidated current liabilities of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP minus the total letter of credit obligations under any trade structured finance program of the Guarantor and its consolidated Subsidiaries.

“Total Tangible Assets” shall mean at any date of determination, the total amount of assets of the Guarantor and its Subsidiaries (without duplication and excluding any asset owned by the Guarantor or any Subsidiary that represents an obligation of the Guarantor or any other Subsidiary to such Subsidiary or Guarantor) after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets.

“Transaction Documents” shall mean the collective reference to the Pooling Agreement, the Servicing Agreement, each Supplement with respect to any Outstanding Series, the Sale Agreement, the Guaranty, the Subordination Agreement, the Investor Certificates, the Commercial Paper Program Documents and any other documents delivered pursuant to or in connection therewith.

“Transactions” shall mean the transactions contemplated under each of the Transaction Documents.

“Transfer Agent and Registrar” shall have the meaning assigned in Section 5.03 of the Pooling Agreement and shall initially be the Trustee.

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“Transfer Deposit Amount” shall have the meaning assigned in subsection 2.05(b) of the Pooling Agreement.

“Transferred Agreements” shall have the meaning assigned in subsection 2.01(a)(v) of the Pooling Agreement.

“Trust” shall mean the Bunge Master Trust created by the Pooling Agreement.

“Trust Accounts” shall mean the trust accounts established under the Supplements.

“Trust Assets” shall have the meaning assigned in subsection 2.01(a) of the Pooling Agreement.

“Trust Termination Date” shall have the meaning assigned in subsection 9.01(a) of the Pooling Agreement.

“Trustee” shall mean the institution executing the Pooling Agreement as trustee, or its successor in interest, or any successor trustee appointed as therein provided.

“Trustee Force Majeure Delay” shall mean any cause or event that is beyond the control and not due to the gross negligence of the Trustee that delays, prevents or prohibits the Trustee’s performance of its duties under Article III of the Pooling Agreement, including acts of God, floods, fire, explosions of any kind, snowstorms and other irregular weather conditions, unanticipated employee absenteeism, mass transportation disruptions, any power failure, telephone failure or computer failure in the office of the Trustee, including without limitation, failure of the bank wire system utilized by the Trustee or any similar system or failure of the Fed Wire system operated by any applicable Federal Reserve Bank and all similar events.  The Trustee shall notify the Company as soon as reasonably possible after the beginning of any such delay.

“Trustee Liens” shall mean any Liens in or on the Trust Assets created by the Trustee in the Pooling Agreement and any Supplement.

“UCC” shall mean the Uniform Commercial Code, as amended, replaced or otherwise revised from time to time, as in effect in any specified jurisdiction.

“United States” for purposes of geographic description shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdictions.

“United States Person” means an individual who is a citizen or resident of the United States, or a corporation, partnership or other entity created or organized in or under the

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laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

“Unpaid Holder” and “Unpaid Holders” collectively means a holder or holders of not less than fifty-one percent (51%) of the aggregate Face Amount of outstanding Commercial Paper matured and not yet matured.

“Unused Fee Rate” shall mean the per annum rate set forth below based on the higher of the Applicable S&P Rating and the Applicable Moody’s Rating:

Rating	Unused Fee Rate
A-/A3 or higher	0.10%
BBB+/Baa1	0.125%
BBB/Baa2	0.15%
BBB-/Baa3	0.20%
BB+/Ba1 or lower	0.25%

“Variable Funding Certificate” or “VFC Certificate” shall have the meaning assigned in Section 5.10 of the Pooling Agreement.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean BAFC and, in the case of the Liquidity Agreement, the Administrative Agent, and in the case of the Letter of Credit Reimbursement Agreement, the Letter of Credit Agent.

“Yen” shall mean the lawful currency of Japan.

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Schedule I

DESIGNATED OBLIGORS

Bunge Limited

Bunge Global Markets Inc.

Bunge N.A. Holdings, Inc.

Bunge North America, Inc.

Koninklijke Bunge B.V.

Bunge Alimentos S.A.

Bunge Argentina S.A.

Bunge Fertilizantes International Limited

Bunge Fertilizantes S.A. (Brazil)

Bunge International Commerce Ltd.

Bunge S.A.

Bunge Finance B.V.

SI - 1